UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
LegalZoom.com, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LEGALZOOM

2025 Proxy Statement & Notice of Annual Meeting

Letter From Our CEO

Fellow Stockholders,

This is an exciting time for us at LegalZoom. We recently marked our 24th year in business and continue to be a leading online platform for legal services. Since its founding, LegalZoom has helped our business and consumer customers with over nine million legal milestones. We were the first public company in the United States to open a law firm and we have an established nationwide network of over 1,000 independent attorneys who can support our customers. We have more than 1.8 million active subscriptions of legal, compliance, and small business management solutions.1

However, 2024 was a challenging year for the company. Our performance did not meet our expectations. As a result, we made significant changes in the business that we believe have set us on a trajectory for growth, greater predictability and continued profitability. As part of these changes, we announced a leadership transition in July 2024 where I expanded my role as Chair of the Board to also become Chief Executive Officer.

The team took swift action in the back half of the year. Qualitatively, we narrowed our focus back to LegalZoom’s heritage as a trusted guardian of legal and compliance solutions. We took control of our brand leadership, began pricing for the value we provide, and refocused our efforts on recurring revenue. Notably, our team successfully navigated this shift in execution priorities while delivering interim wins that we can build upon:

●	In-line with our focus on optimizing our subscription business:
○	Without removing our free formation offering, we shifted over 10% of customers to our higher value formation SKUs in Q4, which also emphasized our subscription offerings; and
○	We returned the entry point pricing of a key compliance subscription, Registered Agent, to historical price levels, with minimal changes in attach rates.
●	As part of our efforts to reorient our go-to-market strategy:
○

The team presciently acknowledged the opportunity to re-commercialize Beneficial Ownership Information reports away from one-time transactions and began a pivot toward subscription compliance solutions; and

○

With the enhanced focus on our core strengths in legal and compliance products and a shift away from building in-house Tax solutions, we launched a partnership with 1-800Accountant, allowing us to continue serving the tax needs of our customers while improving margins and better allocating resources.

●	As part of our focus area to leverage AI to deliver expertise:
○	We quietly launched four AI tools that have assisted customers during friction points in advance of leveraging our attorney network and that we believe will drive efficiency within our business.

Importantly, we are committed to driving sustainable, profitable growth over the long-term. In 2024:

●

We grew full-year net income margin by 230 basis points year-over-year to 4% and Adjusted EBITDA margin[2] by 380 basis points year-over-year to 22%, supported by actions we took in the third quarter that drove approximately $25 million of annualized savings;

●	We generated over $135 million in cash from operating activities and $100 million in free cash flow[2], which accelerated in the back half of the year; and
●	We returned a record $165 million to stockholders in the form of share repurchases, reducing our share count by approximately 10%.

I am proud of the foundation we are building and I am incredibly excited for what we can deliver in 2025. I state this despite the challenging economic environment that has already unfolded this year.

With most of our customers being small businesses, it feels appropriate to share how we see the economic environment on Main Street. Small businesses are currently faced with a backdrop where inflation continues to rise, the labor market is tight, regulations have become punitive in some markets, and the macroeconomic environment remains uncertain. For most entrepreneurs, their business is their livelihood, so success is synonymous with survival. When times get tough, small business owners often fare better by becoming more nimble, adapting, and hunkering down. In this environment, we are hearing from our customers that staying compliant with changing regulations and finding the right access to capital are the primary things that keep them up at night, in large part because these are things outside of their control.

We are carefully monitoring the situation for small businesses and will do what we can to help guard against problems or friction points around legal and compliance matters so our customers can focus on what they do best: building their business and driving America’s economy. Our goal is to support their success by creating long-term relationships, empowering them via personalized education and enhancing our platform with new services to provide them peace-of-mind.

Throughout the remainder of 2025, we will focus on core competencies that create levers we can control to navigate obstacles that we cannot otherwise influence. We remain firmly committed to delivering on our execution priorities, which are designed to drive long-term stability and predictability in our business, while also advancing our goal of sustainable margin expansion. At the same time, we continue to be supported by a strong balance sheet and cash position, with no debt outstanding,1 providing us with flexibility to execute against our capital allocation priorities.

My enthusiasm for the future is predicated on the strong foundation we are building, and the fact that we will learn from challenges, adapt, and ultimately thrive. That continues in 2025!

On behalf of our Board and team, we thank you for your support.

Jeff Stibel

Chair of the Board and Chief Executive Officer

1 As of December 31, 2024.

2 Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are non-GAAP measures. See Appendix A for a definition of these measures and a reconciliation to the most directly comparable measure computed in accordance with GAAP.

Notice of Annual Meeting of Stockholders

DATE AND TIME: Tuesday, June 3, 2025 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 10, 2025

To Our Stockholders:

We are pleased to invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of LegalZoom.com, Inc. (the “Company”) on Tuesday, June 3, 2025 at 9:00 a.m., Pacific Time, online via live audio webcast by visiting www.proxydocs.com/LZ. There is no physical location for the Annual Meeting.

Items of Business

At the Annual Meeting, stockholders will vote on the following matters:

1.

To elect the two director nominees named in the proxy statement as Class I directors of the Company to serve for a three-year term and until their respective successors have been duly elected and qualified, or until his earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers (Proposal 3); and

4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

Record Date

Only stockholders as of the close of business on April 10, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting during ordinary business hours at our principal executive offices at 954 Villa Street, Mountain View, California 94041.

Proxy Voting

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. You may vote online or by phone, or, if you received paper copies of the proxy materials, by mail by following the instructions on the proxy card or voting instruction card. If you vote at the Annual Meeting, any previously submitted proxy or voting instructions will not be used.

Important Notice Regarding Internet Availability of Proxy Materials

This Notice of Annual Meeting, the Proxy Statement and our 2024

Annual Report on Form 10-K are available at www.proxydocs.com/LZ.

Copies of these proxy materials are also available on our website at

https://investors.legalzoom.com.

By Order of the Board of Directors, Nicole Miller Chief Legal Officer & Secretary Mountain View, CA April 22, 2025

i

Forward-Looking Statements

This Proxy Statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Proxy Statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Proxy Statement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any factors contained in our subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this Proxy Statement are based upon information available to us as of the date of this Proxy Statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Website References

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

ii

Proxy Statement Summary

The proxy associated with this Proxy Statement is solicited by the Board of Directors of the Company. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about April 22, 2025. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Meeting Logistics

DATE AND TIME: Tuesday, June 3, 2025 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 10, 2025

You will need the control number included in your proxy card, voting instruction form or notice

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2025 annual meeting of stockholders (the “Annual Meeting”) and the Board of Directors’ voting recommendations with respect to each proposal.

Item of Business	Board Recommendation	Page Reference
Proposal 1: Election of Directors	FOR	4
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	51
Proposal 3: Advisory Vote on Named Executive Officer Compensation	FOR	54

Board of Directors Snapshot

Name	Age	Principal Occupation	Director Since	Other U.S. Public Company Boards	Committee Membership(s)
Nathan Gooden †	50	Chief Financial Officer, Squarespace, Inc.	2024	-	Audit Compensation
Elizabeth Hamren	53	Chief Executive Officer, Ring, Inc. (a subsidiary of Amazon.com, Inc.)	2021	1	Audit Compensation
John Murphy †#	56	Former Executive Vice President and Chief Financial Officer, Adobe Inc.	2021	2	Audit (Chair) Nominating
Jeffrey Stibel	51	Chief Executive Officer and Chair of the Board, LegalZoom.com, Inc.	2014	-	-
Neil Tolaney †	42	General Partner, TCV	2022	-	Audit
Sivan Whiteley	48	Former Chief Legal Officer and Corporate Secretary, Block, Inc.	2022	-	Compensation (Chair) Nominating (Chair)

† Audit Committee Financial Expert    # Lead Independent Director

LegalZoom.com, Inc. 2025 PROXY STATEMENT	1

Corporate Governance Highlights

In addition to a highly qualified, independent Board, we are committed to sound corporate governance practices that promote the long-term interests of our stockholders. Some of our key corporate governance practices and policies are summarized below, which are each as of the date of this Proxy Statement.

Board Oversight

+ Board-level oversight over succession planning + Regular strategic updates from CEO	+ Board-level oversight over environmental, social, and governance (“ESG”) activities	+ Board-level oversight over cybersecurity

Board Structure & Composition

+ 83% of directors are independent + Standing Board committees composed solely of independent directors + No director serves on more than 3 public company boards, including LegalZoom	+ Lead Independent Director + Average director tenure of approximately 4 years, with 5 out of 6 directors appointed after 2020	+ 2 out of 6 of directors are female + 1 director identifies as LGBTQ+ + The Compensation Committee and Nominating & Corporate Governance are chaired by a female

Other Corporate Governance Practices

+ Annual Board and committee evaluations + No hedging or pledging of Company stock + Numerical limit on outside public company board memberships + No poison pill + Clawback policy

+   Annual performance evaluation of each named executive officer, which is tied to compensation decisions

+   Stockholder value driven organization; compensation philosophy is designed to motivate and retain top executive talent and drive organizational performance that is in the best interest of our stockholders in the long term

+ Robust stock ownership guidelines for eligible non-employee directors (5x annual retainer) + Meaningful stock ownership by directors and officers + Single class share structure

2	2025 PROXY STATEMENT LegalZoom.com, Inc.

Letter From Our Lead Independent Director

Fellow Stockholders,

In connection with our 2025 Annual Meeting, I’d like to highlight the work of our Board over the last year, as we have implemented key management and strategic changes that have oriented the trajectory of our business towards long-term value creation. Notably, in 2024, the Board oversaw LegalZoom’s CEO transition and shift in execution priorities. Within the last nine months, the Board has worked alongside the management team to drive greater stability in the business, promote ongoing operating efficiencies, and generate strong growth in free cash flow.

In addition to re-focusing our strategy, the Board implemented the following governance enhancements to strengthen the processes, people, and incentives we have in place.

Succession Planning

In July 2024, LegalZoom announced leadership and organizational changes to position the company for the future. As a result of our succession planning process and talent pipeline, the Board was able to execute the smooth transition and appointment of Jeff Stibel, existing Chair of the Board, as Chief Executive Officer, showcasing the strength of our directors as well as the thoughtful processes that were followed in making this selection.

As part of the Nominating & Corporate Governance Committee’s long-term succession planning, the Board remains focused on the leadership capability of our management team. This included strengthening our leadership bench with the addition of a Chief Revenue Officer in August 2024 and the appointment of a new Chief Technology Officer subsequent to year end in March 2025.

Board Refreshment

We are committed to maintaining a strong Board composed of directors whose skills and experience complement one another to create a well-functioning, balanced Board with varying viewpoints and deep expertise.

In November 2024, Mr. Nathan Gooden was added to the Board as a member of both our Audit Committee and Compensation Committee. From his current role as CFO of Squarespace, Inc. and prior role as CFO of Amazon Alexa, Mr. Gooden brings a deep understanding of technology-driven consumer platforms, including experience successfully scaling subscription-oriented businesses. In addition, Mr. Gooden’s financial expertise and proven record of leading finance functions across multiple small business and ecommerce technology-focused organizations make him a valued member of our Audit Committee. His addition further strengthens the operational depth of our Board and reflects our consistent focus on delivering results for stockholders.

Better Alignment of Executive Compensation and Stockholder Value

In 2024, our Compensation Committee endeavored to create an executive compensation program that better aligns the interests of the Company and our stockholders with those of our senior leadership team. To that end, the Company removed stock options as a form of long-term equity incentive and replaced them with performance stock units. Further, the annual 2024 performance stock units granted to our senior leadership team were subject to a relative total stockholder return modifier and the annual 2025 performance stock units and our new CEO’s sign-on PSUs will be earned solely based on meaningful increases in our stock price over a multi-year performance period. The Compensation Committee remains committed to driving long-term growth, creating stockholder value, and maintaining an executive compensation program that supports these objectives.

We look forward to continuing to deliver value to our stakeholders. On behalf of the entire Board, we are grateful for your support.

John Murphy

Lead Independent Director

LegalZoom.com, Inc. 2025 PROXY STATEMENT	3

Proposal 1:

Election of Directors

Our Board currently consists of six directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) classify our Board of Directors into three classes of directors, serving staggered three-year terms of office, as follows:

Class I directors with terms expiring at the Annual Meeting	Class II directors with terms expiring at the 2026 annual meeting of stockholders	Class III directors with terms expiring at the 2027 annual meeting of stockholders
Nathan Gooden Neil Tolaney	Sivan Whiteley	Elizabeth Hamren John Murphy Jeffrey Stibel

The directors designated as Class I directors have terms expiring at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of our Board, our Board selected Mr. Nathan Gooden and Mr. Neil Tolaney as nominees for election to our Board at the Annual Meeting as Class I directors to serve for a term of three years until our 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until his earlier death, resignation, removal, retirement or disqualification.

Mr. Gooden is standing for election to our Board for the first time. In 2024, the Board, led by the Nominating Committee, conducted a robust search process for a new director with the assistance of Russell Reynolds, an independent third-party search firm. Through that process, the Board sought to enhance the overall skills and expertise of the Board. Specifically, and as further discussed below, the Nominating Committee analyzed the skills and experience demonstrated by the directors on the Board, as well as the skills and experience desired of any potential new director. As part of this process, the Nominating Committee determined to focus on potential director candidates with deep financial expertise, as well as experience with technology-driven platforms for consumers and small businesses. Given his experience, Mr. Gooden was identified as a potential director candidate by Russell Reynolds and, following an interview with each then member of our Board and upon a recommendation from the Nominating Committee, the full Board appointed Mr. Gooden as a director.

Each of Mr. Gooden and Mr. Tolaney has consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that Mr. Gooden or Mr. Tolaney will be unable for any reason or unwilling for good cause to serve if elected. In the event either Mr. Gooden or Mr. Tolaney is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the person(s) who are designated as proxy holder(s) may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that each of Elizabeth Hamren, Nathan Gooden, John Murphy, Neil Tolaney and Sivan Whiteley is an independent director in accordance with applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Stibel is not an independent director due to his service as our Chief Executive Officer. In addition, the Board previously affirmatively determined that Christine Wang, a director designee of Francisco Partners (as defined below), was an independent director during the period in 2024 during which she served on the Board. Ms. Wang resigned from the Board on May 1, 2024. As of April 10, 2025, the record date for this Annual Meeting, Francisco Partners is able to designate two members to our Board of Directors based on their holdings of common stock. In addition, Dan Wernikoff, who served on our Board through July 9, 2024, was not an independent director due to his service as our Chief Executive Officer through such date.

In making the foregoing independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of shares of our common stock by each non-employee director or their affiliated entities.

4	2025 PROXY STATEMENT LegalZoom.com, Inc.

Board Composition

Our Board is composed of six highly qualified directors whose experience, skillsets, tenure and personal characteristics complement those of fellow directors to create a well-functioning, balanced Board with varying viewpoints and deep expertise. The information below, which is as of the date of this Proxy Statement, provides highlights of certain roles and characteristics of our directors.

Age Distribution

Average age of

50

Age Range: 42 - 56

Independence

5 out of 6 are independent

Diversity

1 out of 6 is racially diverse
2 out of 6 are female
1 out of 6 identifies as LGBTQ+

CEO / CFO Experience

4 out of 6 have CEO or CFO experience

Balanced Tenure

Average tenure of

4 years

<2 years = 1 director
2 - 5 years = 4 directors
>5 years = 1 director

Class I Director Nominees

  Age   Director Since

  50      2024

  Committees:

  Audit Committee

  Compensation Committee

  Other Current Public Company

  Directorships:

  None

  Previous Public Company

  Directorships:

  None

  Education:

  B.S., Accounting, Oral Roberts

  University

Nathan Gooden

Nathan Gooden currently serves as Chief Financial Officer of Squarespace, Inc., a position he has held since October 2022. Prior to Squarespace, Mr. Gooden served as Chief Financial Officer of Amazon Alexa from January 2017 to October 2022. Earlier in his career, Mr. Gooden served as Chief Financial Officer of Spacepointe Limited, a global payments technology company, from January 2016 to December 2016. He was also a founding member of Solavei LLC, a social commerce company, where he served as Chief Financial Officer from June 2014 to February 2016. Mr. Gooden began his career at PricewaterhouseCoopers LLP, where he spent five years as a lead auditor.

Key Expertise Provided to the Board:

Mr. Gooden’s financial expertise and executive experience in industries spanning payments, social commerce and consumer electronics, as well as his in-depth understanding of platforms that help small businesses, qualifies him to serve on our Board of Directors.

Skills and Expertise:

●   C-Suite Leadership

●   M&A / Capital Allocation

●   Subscription-based Business Models

●   Human Capital Management

●   Financial Expertise

●   Risk Assessment and Management

●   Public Company Governance

LegalZoom.com, Inc. 2025 PROXY STATEMENT	5

  Age   Director Since

  42     2022

Committees:

Audit Committee

Other Current Public Company

Directorships:

None

Previous Public Company Directorships:

None

Education:

B.A., Economics and Political

Science, Yale University

M.B.A., Harvard Business School

Neil Tolaney

Neil Tolaney is a General Partner at TCV, a growth equity firm focused on investments in public and private technology companies. Mr. Tolaney first joined TCV as Vice President, Growth Equity from 2011 to 2013 and rejoined in March 2020. Prior to rejoining TCV, Mr. Tolaney was a Deal Partner at Francisco Partners from 2016 to 2020 and Managing Director at PersonalizationMall.com from 2013 to 2016. Mr. Tolaney serves on the board of directors of Strava, Inc., a private company.

Key Expertise Provided to the Board:

Mr. Tolaney’s private equity expertise and focus on investing and operations to serve consumers and SMEs across digital platforms qualifies him to serve on our Board of Directors.

Skills and Expertise:

●   Product Innovation

●   M&A / Capital Allocation

●   Subscription-based Business Models

●   Financial Expertise

●   Public Company Governance

6	2025 PROXY STATEMENT LegalZoom.com, Inc.

Continuing Directors

  Age   Director Since

  53       2021

Committees:

Audit Committee

Compensation Committee

Other Current Public Company Directorships:

Hasbro, Inc. (Nasdaq: HAS)

Previous Public Company Directorships:

None

Education:

B.S.E., Civil Engineering and

Operations Research, Princeton

University

M.B.A, Harvard Business School

Elizabeth Hamren

Elizabeth (Liz) Hamren has served as Chief Executive Officer of Ring, Inc., the smart doorbell and home security technology company acquired by Amazon, Inc., since March 2023. Previously, Ms. Hamren served as Chief Operating Officer of Discord Inc., a private company providing voice, video and text communication services, from December 2021 to March 2023. Prior to joining Discord, Ms. Hamren was Corporate Vice President for Gaming Experience & Platforms at Microsoft Corp., a multinational technology corporation, from May 2018 to December 2021, where she ran product and engineering for Xbox’s consumer products and services including Game Pass, all Xbox hardware and platform software, and PC experience, and as Corporate Vice President, Devices at Microsoft from March 2017 to April 2018. Prior to joining Microsoft, Ms. Hamren was Head of Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.) from August 2015 to March 2017, and was Vice President of Marketing at Dropcam, Inc. from November 2012 to October 2014. She has previously held executive roles at Plantronics, Jawbone, and OQO, Inc.

Key Expertise Provided to the Board:

Ms. Hamren’s executive leadership experience in digital products and marketing, including significant experience launching industry-defining and subscription-based technology with a focus on customer solutions, along with her knowledge of the technology industry, qualifies her to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   Product Innovation

●   Go-to-Market

●   Subscription-based Business Models

●   Human Capital Management

●   Risk Assessment and Management

●   Public Company Governance

LegalZoom.com, Inc. 2025 PROXY STATEMENT	7

Lead Independent Director

  Age   Director Since

  56      2021

Committees:

Audit Committee, Chair

Nominating Committee

Other Current Public Company Directorships:

Pure Storage, Inc. (NYSE: PSTG)

Roper Technologies, Inc. (Nasdaq:

ROP)

Previous Public Company Directorships:

None

Education:

B.S., Accounting, Fordham

University

M.B.A, Marshall School of

Business, University of Southern

California

John Murphy

John Murphy has served as our Lead Independent Director since July 2024. He served as the Executive Vice President and Chief Financial Officer of Adobe Inc., a multinational computer software company, from April 2018 until October 2021, and served as Adobe’s Senior Vice President, Chief Accounting Officer and Corporate Controller from March 2017 until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV, he worked at several global companies, including Experian, Nestlé, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. He served on the board of directors of DirecTV Holdings LLC, a private company, from November 2007 until August 2014.

Key Expertise Provided to the Board:

Mr. Murphy’s background in the technology sector, as well as extensive experience in finance and accounting and experience leading initiatives to scale organizations and re-imagine processes using cutting-edge technologies, qualifies him to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   M&A / Capital Allocation

●   Subscription-based Business Models

●   Human Capital Management

●   Financial Expertise

●   Risk Assessment and Management

●   Public Company Governance

8	2025 PROXY STATEMENT LegalZoom.com, Inc.

CEO & Chair of the Board

  Age   Director Since

   51      2014

Committees:

None

Other Current Public Company Directorships:

None

Previous Public Company Directorships:

Autoweb, Inc. (Formerly Nasdaq:

AUTO)

Education:

B.S., Psychology, Philosophy and Cognitive Science, Tufts University

M.Sc., Cognitive Science, Brown

University

Honorary Doctorate of Business,

Pepperdine University

Jeffrey Stibel

Jeffrey Stibel has served as our Chief Executive Officer since July 2024, Chair of our Board since October 2018 and on our Board of Directors since October 2014. Mr. Stibel has been a partner of Bryant Stibel & Company, an investment and strategic advisory platform, since January 2013. Mr. Stibel also serves as a member of the board of directors of a number of privately held companies and non-profit entities. He was previously a USA Today columnist and author of The New York Times bestseller Breakpoint (Macmillan: 2013) and Wired for Thought (Harvard Business Press: 2009). Mr. Stibel served as the President, Chief Executive Officer and Chairman of the Dun & Bradstreet Credibility Corporation from July 2010 to July 2015, and as Vice Chairman of Dun & Bradstreet Corporation from July 2015 to March 2018. Prior to that, Mr. Stibel was President and Chief Executive Officer of Web.com, Inc.

Key Expertise Provided to the Board:

Mr. Stibel’s knowledge of online technology companies and successful track record of growing and building businesses gained through his experience as Chief Executive Officer and other leadership positions qualifies him to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   Product Innovation

●   M&A / Capital Allocation

●   Go-to-Market

●   Subscription-based Business Models

●   Human Capital Management

●   Financial Expertise

●   Risk Assessment and Management

●   Public Company Governance

LegalZoom.com, Inc. 2025 PROXY STATEMENT	9

  Age   Director Since

  48      2022

Committees:

Compensation Committee, Chair

Nominating Committee, Chair

Other Current Public Company Directorships:

None

Previous Public Company Directorships:

None

Education:

B.A., Political Science, University

of California, San Diego

J.D., Harvard Law School

Sivan Whiteley

As Chief Legal Officer and Corporate Secretary of Block, Inc. (formerly Square, Inc.), a global technology company with a focus on financial services, Sivan Whiteley oversaw a worldwide team that was responsible for the company’s legal, regulatory, public policy and communications, compliance, and security operations from December 2021 to February 2023. Ms. Whiteley first joined Block, Inc. in December 2013 and served as its Legal Director, then Associate General Counsel, as well as its General Counsel and Corporate Secretary from March 2018 to November 2021. Prior to joining Block, Inc., Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc., and was a litigator at Bingham McCutchen LLC.

Key Expertise Provided to the Board:

Ms. Whiteley’s legal, regulatory and compliance experience and her work with small business providers, as well as her experience with corporate governance in her former role as Chief Legal Officer at Block, Inc., qualifies her to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   M&A / Capital Allocation

●   Risk Assessment and Management

●   Public Company Governance

Vote Required

Director nominees are elected by a plurality of the votes present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors, which means that the two nominees who receive the highest number of votes cast “For” such nominees will be elected as directors. Stockholders may vote “For” or “Withhold” their vote from one or more of the director nominees. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election of directors.

Our Board unanimously recommends a vote “FOR” the election to the Board of Directors of each of the Class I director nominees.

10	2025 PROXY STATEMENT LegalZoom.com, Inc.

Our Corporate Governance

Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each of our Board’s standing committees acts under a written charter. Copies of the committees’ charters are available on our website at https://investors.legalzoom.com.

Below is a summary of our current committee structure and membership information, followed by brief descriptions of each committee’s roles and responsibilities:

	Audit Committee	Compensation Committee	Nominating Committee

Nathan Gooden	●	●

Elizabeth Hamren	●	●

John Murphy	●		●

Neil Tolaney	●

Sivan Whiteley		●	●

Meetings in 2024	5	7	5

Audit Committee
Chair: John Murphy Members: Nathan Gooden Elizabeth Hamren Neil Tolaney

Duties and Responsibilities:

The principal duties and responsibilities of our Audit Committee include, among other things:

•    selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•    helping to ensure the independence and performance of the independent registered public accounting firm;

•    helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

•    discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•    developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•    overseeing the adequacy and effectiveness of the Company’s information security policies and practices, as well as overseeing risks related to cybersecurity;

•    reviewing our policies on risk assessment and risk management;

•    reviewing and approving related party transactions;

•    obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•    pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Qualifications:

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements set forth by the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards for membership on the Audit Committee. Each member of our Audit Committee is also financially literate in accordance with the Nasdaq listing standards. In addition, our Board of Directors has determined that each of Nathan Gooden, John Murphy and Neil Tolaney qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	11

Compensation Committee

Chair: Sivan Whiteley Members: Nathan Gooden Elizabeth Hamren

Duties and Responsibilities:

The principal duties and responsibilities of our Compensation Committee include, among other things:

•    evaluating and approving the CEO terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans);

•    evaluating and approving executive officer terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans), with the assistance of the CEO;

•    periodically reviewing CEO and executive officer (with assistance from the CEO) goals and performance, and approving cash incentive pay, base pay adjustments and equity refreshes according to performance;

•    reviewing and approving incentive plan design, corporate performance goals for incentive plans and the achievement of those corporate performance goals;

•    reviewing and approving, or recommending that our Board of Directors approve, equity plans and policies or other non-cash incentive compensation;

•    reviewing and recommending to our Board the compensation of our directors;

•    selecting and retaining compensation consultants and outside service providers and advisors;

•    reviewing overall philosophies, practices and policies of employee compensation as they relate to risk management and risk-taking incentives; and

•    evaluating the efficacy of the Company’s compensation policy and strategy in achieving gender and racial pay parity, positive social impact and attracting and retaining a workforce with a diversity of personal background, perspective, age, skills and experience.

Qualifications:

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements set forth by the Nasdaq listing standards. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Chair: Sivan Whiteley Members: John Murphy

Duties and Responsibilities:

The principal duties and responsibilities of our Nominating Committee include, among other things:

•    identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board of Directors and its committees;

•    overseeing the Board’s committee structure and operations;

•    approving the retention of director search firms;

•    regularly considering the Board’s leadership structure, including whether the positions of Chair of the Board and CEO should be combined or separate;

•    reviewing and evaluating succession plans for our CEO and other executive officers;

•    considering potential conflicts of interest of officers and directors and reviewing and making determinations in accordance with the Company’s Code of Business Conduct and Ethics;

•    overseeing the annual evaluation of the performance of our Board of Directors and the Board’s committees;

•    evaluating the adequacy of our corporate governance practices and reporting; and

•    overseeing our environmental, social and governance policies and practices.

Qualifications:

The Board of Directors has determined that each member of the Nominating Committee meets the independence requirements set forth by the Nasdaq listing standards.

12	2025 PROXY STATEMENT LegalZoom.com, Inc.

Director Attendance

Our Board met eight (8) times in 2024. In 2024, each of our current directors attended at least 75% of the meetings of our Board of Directors and the respective committees of which he or she was a member held during the period such individual was a director during the year ended December 31, 2024. In addition, directors are expected to attend the Annual Meeting absent unusual circumstances. All of our directors who were then serving on the Board attended the 2024 annual meeting of stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint the Chair of the Board and the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company and our stockholders and in accordance with the Company’s stockholder agreements, as applicable. In July 2024, in connection with the appointment of Mr. Stibel, our Chair of the Board, as Chief Executive Officer, the Board determined to combine the roles of Chair of the Board and Chief Executive Officer. Our Corporate Governance Guidelines provide that when the Chair of the Board is not an independent director, the independent directors, by vote of a majority of such independent directors, will select an independent director to serve as Lead Independent Director. Accordingly, in July 2024, the Board appointed Mr. Murphy as Lead Independent Director. As Lead Independent Director, Mr. Murphy has the following responsibilities: (i) in consultation with the Chair of the Board, establishing the agenda for regular Board meetings; (ii) presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (iii) establishing the agenda for meetings of the independent directors; (iv) coordinating with the committee chairs regarding meeting agendas and information requirements; (v) presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; (vi) acting as liaison between the independent directors and the Chief Executive Officer and Chair of the Board; and (vii) performing such other functions as the Board may delegate from time to time.

Our Board believes this structure effectively balances strong management and appropriate safeguards and oversight by independent directors. The Board further believes that this structure helps ensure clear strategic alignment throughout the Company and allows our Board to benefit from Mr. Stibel’s deep experience, including his prior experience as an independent director on our Board.

Our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, the Nominating Committee regularly reviews our leadership structure to determine whether it continues to best serve the Company and its stockholders and will make recommendations to the Board as appropriate.

Director Nomination Process

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Nominating Committee periodically reviews, and recommends to our Board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. When considering director nominees, including incumbent directors for re-election, the Nominating Committee uses the criteria approved by the Board from time to time. The Board reviews director candidates in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders.

In addition to the skills and experience noted above under “Proposal 1: Election of Directors,” the Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the Company’s industry and business. In considering candidates recommended by the Nominating Committee, the Board also considers other factors, such as:

•	possessing relevant expertise upon which to be able to offer advice and guidance to management;
•	having sufficient time to devote to the affairs of the Company;
•	demonstrating excellence in his or her field;
•	having the ability to exercise sound business judgment;
•	experience as a Board member or executive officer of another publicly held company;
•	having a diverse skills, qualifications, perspective and experience; and
•	having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experience in areas that are relevant to the Company’s business and customers and its status as a public company.

The Nominating Committee solicits ideas for possible director candidates from a number of sources, including members of the Board, our Chief Executive Officer and other executive officers and our outside advisors. The Nominating Committee may also engage professional search firms from time to time to assist it in identifying potential director candidates. In 2024, the Company utilized the services of Russell Reynolds, an independent third-party search firm, to identify and evaluate potential director candidates based on the criteria and principles discussed herein.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	13

The Nominating Committee will also consider director candidates recommended by LegalZoom’s stockholders. Any stockholder who wishes to recommend director nominees for consideration by our Nominating Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so by sending each proposed director candidate’s name and a description of his or her qualifications for Board membership to the Chair of the Nominating Committee no later than January 1 prior to the next annual meeting of stockholders by sending an email to investor@legalzoom.com or in writing, c/o our Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041. The recommendation must contain all of the information regarding the nominee required under the “advance notice” provisions of our Bylaws. Each recommended director candidate must also provide a list of references and agree (i) to be interviewed by members of the Nominating Committee or other directors in the discretion of the Nominating Committee and (ii) to a background check or other review of his or her qualifications.

The Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which it evaluates other director candidates.

Director Nomination Rights

In June 2021 in connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “Francisco Partners”) to provide certain rights with respect to their ability to designate members of our Board of Directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our Board to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as Francisco Partners continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by Francisco Partners immediately following the completion of the IPO and (ii) one individual for so long as Francisco Partners continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by Francisco Partners immediately following the completion of the IPO. As of April 10, 2025, the record date for this Annual Meeting, Francisco Partners is able to designate two members to our Board of Directors based on their holdings of common stock. Francisco Partners currently has no Sponsor Designees on our Board.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our Board under applicable laws, the rules of Nasdaq, our Bylaws and any of our Company policies.

14	2025 PROXY STATEMENT LegalZoom.com, Inc.

Risk Oversight

FULL BOARD OF DIRECTORS

Our full Board is responsible for overseeing the management of major risks facing the Company and the establishment and maintenance of processes and controls to manage these risks. In addition, our three standing committees regularly report to the full Board with updates on their areas of designated risk oversight responsibilities.

AUDIT COMMITTEE

• Assist the Board in fulfilling its oversight responsibility relating to the Company’s major risk exposures.

• Oversees the Company’s enterprise risk management (“ERM”) process; meets regularly with representatives of the Company’s ERM Committee and independent registered public accounting firm to discuss the Company’s ERM activities.

• Oversees the Company’s cybersecurity risks.

• Reviews and oversees policies related to the Company’s investments, cash and foreign exchange management and major financial risk exposures.

• Monitors compliance with legal and regulatory requirements.

• Responsible for reviewing and approving or disapproving any related party transactions.

COMPENSATION COMMITTEE

• Reviews and oversees risks arising from our compensation policies and practices.

• Ensures performance goals and incentive plan structure do not contribute to excessive risk taking by senior executives and employees.

• Ensures we have appropriate practices and policies in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

NOMINATING COMMITTEE

• Oversees risks related to the composition and structure of the Board and its committees.

• Review risks relating to our corporate governance practices.

• Oversees our ESG policies and practices and any related risks.

• Oversees the Company’s CEO and executive officer succession planning.

MANAGEMENT TEAM

Our management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, data privacy and financial risks.

We have a management-level ERM Committee, which includes our Chief Financial Officer and Chief Operating Officer, Chief Revenue Officer and Chief Information Officer and is chaired by our Chief Legal Officer. The ERM Committee meets monthly and is responsible for establishing and maintaining the Company’s ERM framework and identifying, assessing, managing and mitigating risks in all areas of the Company’s business. Our ERM Committee categorizes risks and, within each category, seeks to identify and remediate risks and promote monitoring and reporting across compliance functions. The Chair of the ERM Committee or her delegate reports at least semi-annually to the Audit Committee to provide updates concerning the risks facing the Company, along with updates regarding the mitigation and responsive activities underway to address such risks.

In addition, our Chief Information Officer and Director of Information Security report at least twice per year to the Audit Committee regarding cybersecurity and data privacy risk management processes and activities, and on the adequacy and effectiveness of the Company’s information security policies and practices and internal controls regarding information security. See “Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the SEC on February 26, 2025 for additional information.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	15

Annual Board & Committee Evaluations
The Nominating Committee oversees an annual evaluation of the performance of the Board, including each committee of the Board. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures.
Executive Sessions
In order to promote open discussion among independent directors, our Board holds regular executive sessions of independent directors, which sessions are chaired by our Lead Independent Director. Each standing committee of the Board also holds regular executive sessions without management present.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our corporate website at
https://investors.legalzoom.com
. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose amendments to our Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website.
Corporate Governance Guidelines
Our Board has adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our Board and its committees operate. These principles cover a number of areas, including the role of our Board of Directors, its composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual Board assessments, Board committees, director orientation and continuing education and others. A copy of our Corporate Governance Guidelines is available on our website at
https://investors.legalzoom.com
.
Overboarding Policy
Our Corporate Governance Guidelines provide that directors may not serve on the board of more than four public companies, including our Board of Directors. In addition, directors who are executive officers of public companies may not serve on the boards of more than one other public company, in addition to our Board of Directors.
Insider Trading Policy & Anti-Hedging and Pledging Policy
We have an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and designated consultants. It is the Company’s policy to comply with applicable laws and regulations when engaging in transactions in Company’s securities. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024 filed with the SEC on February 26, 2025.
In addition, our Insider Trading Policy specifically prohibits our directors and officers and members of their immediate families and households and such persons’ controlled entities from engaging in short sales, transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities, and hedging transactions. Our Insider Trading Policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or on our Compensation Committee.
Communications with Directors
Stockholders and other interested parties who wish to communicate with our Board or any individual director may send a written communication to the Board or such director c/o LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041, Attn: Chief Legal Officer. The Chief Legal Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations, or is unduly hostile, threatening or similarly inappropriate.
Certificate of Incorporation
Article V, Section C of the Company’s Amended and Restated Certificate of Incorporation provides that directors may be removed from office at any time, but only for cause so long as the Board is classified and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of the Company’s common stock entitled to vote generally at an election of directors. The Company will not enforce the definition of “cause” included in Article V, Section C of its Amended and Restated Certificate of Incorporation for the removal of directors.

16	2025 PROXY STATEMENT LegalZoom.com, Inc.

Mission Statement & Operating Values

Our mission, transforming how people navigate the legal system, represents the long-term relationship we aim to foster with our customers and aligns with our vision of transforming how businesses and individuals navigate the legal system. To deliver on our mission, we are focused on instilling the following operating values in all we do:

Lift Each Other Up

We build great teams by recognizing, motivating, and inspiring each other. We realize that we can’t do it alone, and success comes from working together as one team. We embrace a diversity of perspectives and celebrate our differences and our achievements together. We lead with empathy and respect, and we’re committed to each other’s success.

Champion our Customers

Our customers are at the center of everything we do, and we’re laser focused on being a trusted partner at every step of their journey. We work tirelessly to provide access to the tools and expertise people need to start and grow their businesses. We understand and constantly think about our customers’ most critical challenges today so we can make their businesses more successful and hassle-free tomorrow.

See the Whole Picture

We’re relentlessly curious and strive to see how everything fits together. We’re constantly connecting the dots and leaning in to create a flawless end-to-end experience. We’re always thinking beyond our own piece of the puzzle. We collaborate with one another to understand the impacts of our decisions. We think big — but we know that every detail of our customers’ experience matters.

Focus on Results

We are all owners of our business results. We set measurable goals, track progress regularly, and hold each other accountable. We aren’t afraid to take big chances and make some mistakes that we’ll learn and grow from — just like our customers do. We keep an entrepreneurial mindset, never settle for how it’s always been done, and keep pushing boundaries until we find a better way forward. We focus our time on impactful work to deliver outstanding results for our customers.

Keep It Simple

We communicate clearly and directly to make sure our message can be understood with no confusion. We incorporate others’ views, actively listen to new ideas, and embrace inquiry and debate. We value transparent, inclusive, and respectful communication to build and maintain trust with each other and our customers.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	17

Human Capital Management

At the Board level, our Compensation Committee has overall responsibility for human capital management related matters. Below are some recent highlights of our human capital management strategies and initiatives.

Growth & Development	Total Rewards

•   Anytime, anywhere learning with on-demand courses from LinkedIn Learning and SkillSoft

•   Customizable Personal Development Plans to support employee career planning and development

•   Quarterly check-in conversations to support employee development and performance, reinforced with annual, written performance reviews

•   Leadership Accelerator training and Leadership Growth workshops to develop leaders

•   Functional Spotlight Series showcasing teams and functions across the company

•   Top 10% for “Benefits and Perks Against Similar Sized Companies” on Comparably

•   Performance-based bonus or incentive program for 100% of employees

•   Best-in-class holistic wellness benefits, including providing U.S. employees with a free option for individual core medical, dental, and vision plans; 401(k) matching; time-off; and free access to mental healthcare, lifestyle perks, and fitness options

•   95% of employees are enrolled in our benefits programs

•   A flexible-first work policy for non-onsite roles, which enables flexibility to work remotely and collaborate in-offices

•   Employee giving program: 2 days paid time off for community service and $500 in annual donation matching

•   All U.S. employees who work at least 20 hours per week are eligible to participate in our ESPP (872 employees were eligible to participate in our most recent offering period)

Employee Engagement

•   Received BuiltIn’s “Best Places to Work” awards in 2024 (Austin, Los Angeles and Remote)

•   Peer-based rewards and recognition program

•   Bi-annual Zoomie Awards, recognizing top performers and leaders company-wide

•   38% of senior leadership team are women and 38% are racially/ethnically diverse

•   7 Employee-led Resource Groups open to all employees regardless of their background: Pride Zoomer Alliance Network, Lift Every Voice Black Network, RiseUp Women’s Network, Women in Tech Network, Nos Unimos LatinX Network, Asian American Pacific American Zoomer Association, and LZ Veterans

•   Annual Impact Week of giving and volunteerism

•   Company-wide virtual and in-person events, including guest speakers, community, and culture celebrations

•   Since the launch of our giving platform in 2022, employees have donated over $180,000 to more than 1,000 causes. With LegalZoom matching, the total donated is approximately $300,000

•   Over 2,100 community service paid time off hours used by employees in 2024

•   Included on Newsweek’s “America’s Greatest Workplaces for Diversity” and “America’s Greatest Workplaces for Women” in 2024

18	2025 PROXY STATEMENT LegalZoom.com, Inc.

Director Compensation

Eligible Director Compensation Policy

We provide cash and stock compensation to certain non-employee directors for their services as directors or members of committees of the Board of Directors. Our Eligible Director Compensation Policy (the “Policy”) provides each member of our Board of Directors who is not also serving as our employee or as an employee of any of our subsidiaries and is not associated with or nominated by a private equity fund, venture capital fund or other entity that owned shares of our capital stock prior to the effective date of the registration statement filed in connection with our IPO (each, an “Eligible Director”) with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on our Board of Directors. Additional fixed annual cash retainer fees are paid to Eligible Directors for committee membership and chairperson service.

The Eligible Directors eligible to participate in the Policy are Elizabeth Hamren, Nathan Gooden, John Murphy and Sivan Whiteley. Neil Tolaney is not eligible to participate in the Policy due to being a general partner at TCV. Certain principal features of the compensation provided under the Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the Policy.

Annual Cash Compensation

The annual cash compensation amounts set forth below are payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each quarter in which the service occurred. If an Eligible Director joins the Board of Directors or a committee thereof at a time other than effective as of the first day of a quarter, his or her first quarterly installment will be prorated based on days served in the applicable quarter. All annual cash fees are vested upon payment.

Annual Board Service Retainer

All Eligible Directors:	$35,000

Non-Executive Chair of the Board (if any):	$85,000 (inclusive of annual Board service retainer)

Lead Independent Director (if any):	$51,500 (inclusive of annual Board service retainer)

Annual Committee Member (non-Chair) Service Retainer

Audit Committee:	$10,000

Compensation Committee:	$7,500

Nominating Committee:	$5,000

Annual Committee Chair Service Retainer (Inclusive of Committee Member Service Retainer)

Audit Committee:	$20,000

Compensation Committee:	$15,000

Nominating Committee:	$10,000

Prior to the start of each year, an Eligible Director may elect to receive 100% of his or her annual cash compensation for the next year as restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) or any successor equity plan for that number of shares equal to (a) the projected annual cash compensation for such Eligible Director for the year based on Board of Director and committee membership as of the first day of such year divided by (b) the average closing price of our common stock, as reported on Nasdaq, over the 30 calendar day period ending five calendar days before the date of grant (the “Share Price”). We reimburse all of our directors for their travel expenses incurred in attending meetings of our Board of Directors and/or its committees.

Equity Compensation

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director will automatically, upon the date of his or her initial election or appointment, as applicable, be granted RSUs for that number of shares of our common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of grant, provided in each case that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director on a date other than at an annual meeting of stockholders will automatically, on the date of his or her initial election or appointment to be an Eligible Director, be granted RSUs for that number of shares of our common stock equal to (i) $200,000 multiplied by a fraction, the numerator of which is the number of days between such date of appointment or election and the next June 1, divided by (ii) the Share

LegalZoom.com, Inc. 2025 PROXY STATEMENT	19

Price, rounded down to the nearest whole share. Each such pro-rated annual grant will vest in a single installment on the earlier to occur of (a) the close of business on the day before our next annual meeting of stockholders and (b) the next June 1, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action by the Board of Directors, at the close of business on the date of each annual meeting of our stockholders, each person who is then an Eligible Director will automatically be granted RSUs for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Notwithstanding the foregoing, for each Eligible Director in office as of immediately prior to the closing of a Change in Control (as defined in the 2021 Plan), his or her then-outstanding equity awards granted pursuant to the Policy will become fully vested immediately prior to the closing of such Change in Control.

Eligible Directors are also required to own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer as discussed in more detail below under “Eligible Director Stock Ownership Guidelines.”

2024 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during 2024. Mr. Wernikoff served on our Board of Directors during a portion of 2024 and Mr. Stibel served as Chair of the Board during all of 2024. Neither Mr. Wernikoff nor Mr. Stibel received any compensation for their respective service as a director during 2024 and therefore neither Mr. Wernikoff nor Mr. Stibel is included in the table below. The compensation for each of Mr. Wernikoff and Mr. Stibel as a named executive officer is set forth below under “Executive Compensation Tables—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Elizabeth Hamren	49,167	178,548	—	227,715

Nathan Gooden(4)	6,058	308,673	—	314,731

John Murphy	67,615	178,548	—	246,163

Neil Tolaney(3)	—	—	—	—

Sivan Whiteley	55,000	178,548	—	233,548

Christine Wang(4)	—	—	—	—

(1)	The amount shown for each director is composed of his or her annual Board service fees, committee service fees and any additional committee chair fees, as applicable.
(2)

Amounts reflect the aggregate grant date fair value of time-vested RSUs granted to the directors during the year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Codification Standard Topic No. 718, Compensation—Stock Compensation (“ASC 718”). These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. The following table provides information regarding the number of shares of common stock underlying RSUs granted to our non-employee directors that were outstanding as of December 31, 2024:

Name	Stock Awards Outstanding at Year End (#)

Elizabeth Hamren	21,080

Nathan Gooden	40,938

John Murphy	21,080

Neil Tolaney	—

Sivan Whiteley	25,528

Christine Wang	—

(3)	Mr. Tolaney did not receive compensation for his service as director during 2024 due to being a general partner at TCV.
(4)	Mr. Gooden was appointed to our Board effective November 19, 2024. Ms. Wang resigned from our Board effective May 1, 2024.

20	2025 PROXY STATEMENT LegalZoom.com, Inc.

Eligible Director Stock Ownership Guidelines

In November 2022, the Compensation Committee adopted Non-Employee Director Stock Ownership Guidelines (the “Ownership Guidelines”). The Ownership Guidelines require that each Eligible Director own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer (but not including any additional retainer paid as a result of service as a Board chair, committee chair or committee member) within five years of the date of adoption of the Ownership Guidelines or, if newly appointed to the Board, within five years of joining the Board. Shares of common stock that count towards satisfaction of the Ownership Guidelines include: (i) shares beneficially owned by the Eligible Director (including shares held by his or her immediate family members or held in trust for the benefit of the Eligible Director or his or her immediate family members), (ii) unvested time-based RSUs, and (ii) any deferred shares, vested deferred stock units or deferred RSUs that may only be settled in shares of LegalZoom common stock.

After the five-year phase-in period for complying with the Ownership Guidelines, if an Eligible Director is not in compliance with his or her ownership requirement as set forth in the Ownership Guidelines, the Eligible Director must retain 100% of his or her net shares received as a result of the vesting of any RSUs granted to the Eligible Director by the Company.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	21

Executive Officers

The following individuals constitute our executive officers. The information is current as of the date of this Proxy Statement. Information on the business background of Jeff Stibel is set forth under “Proposal 1: Election of Directors.”

Name	Age	Position

Jeff Stibel	51	Chief Executive Officer and Chair of the Board

Nicole Miller	41	Chief Legal Officer and Secretary

Noel Watson	50	Chief Operating Officer & Chief Financial Officer

Nicole Miller
Nicole Miller has served as our Chief Legal Officer since March 2024 and as our Secretary since August 2020. She previously served as our Executive Vice President and General Counsel from June 2020 to March 2024. She also served as our interim Chief People Officer from August 2020 to April 2021. From July 2014 to June 2020, Ms. Miller held various roles at The Honest Company, a consumer goods company, most recently serving as General Counsel. Prior to The Honest Company, Ms. Miller practiced corporate law at the law offices of Cooley LLP and Gibson Dunn & Crutcher LLP. Ms. Miller was a Senate Fellow in the California State Senate from October 2005 to September 2006. Ms. Miller has served on the governing board of Defy Ventures, Inc. since December 2021. Ms. Miller holds a B.A. in humanities from Stanford University and a J.D. from the University of Texas School of Law.

Noel Watson
Noel Watson has served as our Chief Operating Officer since August 2024 and our Chief Financial Officer since November 2020. From June 2019 to November 2020, Mr. Watson served as Chief Financial Officer at TrueCar, Inc., an automotive pricing and information website for new and used car buyers. From April 2006 to June 2019, Mr. Watson served in various roles at TripAdvisor, Inc., which operates as an online travel company, including as Vice President - Finance and Chief Accounting Officer. Mr. Watson has served on the board of directors of Affirm Holdings, Inc. since September 2022. He previously served on the board of directors of Zynga Inc. from July 2020 to May 2022. Mr. Watson holds a B.S. in accounting from Bryant University.

22	2025 PROXY STATEMENT LegalZoom.com, Inc.

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the material elements of the Company’s executive officer compensation program and analyzes the compensation decisions made for our executive officers included in the Summary Compensation Table below (the “named executive officers”).

Named Executive Officers

Our named executive officers for 2024 were:

Name	Position

Jeffrey Stibel	Chief Executive Officer and Chair of the Board

Dan Wernikoff(1)	Former Chief Executive Officer and Director

Noel Watson	Chief Operating Officer & Chief Financial Officer

Rich Preece(1)	Former Chief Operating Officer

Shrisha Radhakrishna(1)	Former Chief Technology Officer and Chief Product Officer

Nicole Miller	Chief Legal Officer and Secretary

(1)

Mr. Preece ceased to be employed by Company as of March 31, 2024, Mr. Wernikoff ceased to be employed by Company as of July 9, 2024, and Mr. Radhakrishna ceased to be employed by the Company as of November 4, 2024.

2024 Performance Highlights

In 2024, we narrowed our operating focus towards our core legal and compliance competencies and refocused our execution priorities accordingly. Our execution priorities are focused on optimizing our subscription business to drive greater stability in our business, reorienting our go-to-market strategy to improve brand awareness and attract high value customers, and becoming an expert platform by leveraging artificial intelligence to augment human expertise. We have set an executable strategy and are positioning LegalZoom to drive sustainable results. Below is a summary of our key achievements:

•	Total revenue was $681.9 million for the year, up 3% compared to 2023.

•	We made ongoing progress towards initiatives to grow our subscription business, with subscription revenue of $436.2 million in 2024, growing 6% compared to 2023.

•	Net income increased 115% year-over-year to $30.0 million, or 4% of revenue, for 2024 compared to net income of $14.0 million, or 2% of revenue, for 2023.

•

Adjusted EBITDA* increased 25% year-over-year to $148.1 million, or 22% of revenue*, for 2024 compared to $118.7 million, or 18% of revenue, for 2023. This improvement highlights the impact of our ongoing efforts to drive automation and generate efficiencies in our operations, as well as the impact of our restructuring and reduced hiring plans in the third quarter of 2024 which underscores our narrowed focus and resolve to drive growth while delivering a strong margin profile.

•	Net cash provided by operating activities was $135.6 million for the year, compared to $124.3 million for 2023. Free cash flow* was $99.9 million for the year, compared to $92.7 million for 2023.

•	We ended the year with cash and cash equivalents of $142.1 million as of December 31, 2024, and no amounts outstanding under our revolving credit facility.

•

During the year ended December 31, 2024 we returned approximately $165 million to stockholders through stock repurchases, repurchasing approximately 19.2 million shares of our common stock at an average price of $8.58 per share, lowering our share count by approximately 10%.

•

In-line with our efforts to focus on our core legal and compliance competencies, we ceased investing in resources to build non-core products and are leveraging our partner ecosystem to provide ancillary services to our customers. In December 2024, we announced a partnership with 1-800Accountant to provide full-service tax and bookkeeping solutions to our customers under a partnership model that retains economics for LegalZoom and allows us to reallocate our time and resources to our core legal and compliance offerings.

•

We are entering 2025 with a refreshed mission that reflects both our past and our future: to transform how businesses and individuals navigate the legal system. Our goal is for LegalZoom to serve as the guardian of people’s aspirations, lives, and legacies.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	23

•

Subsequent to the end of the year, in February 2025, we announced the acquisition of Formation Nation, Inc., a small business services company. We believe our technology-driven legal and compliance solutions, alongside Formation Nation’s deep roots in customer support, will enable our combined company to deliver strong service across our complementary portfolios of small business products and partnerships.

•

Subsequent to the end of the year, we announced the sale of our Austin, Texas office for approximately $38 million in cash and the opening of two leased office spaces, enabling us to increase our cash position while driving meaningful, in-person interactions to build connections and improve overall engagement.

*Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are non-GAAP measures. See Appendix A for a definition of these measures and a reconciliation to the most directly comparable measure computed in accordance with GAAP.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, motivate and retain quality executive officers to ensure the success and growth of the Company;

•	Align executive compensation with the Company’s corporate strategies, performance against business objectives and goals and the creation of long-term value for our stockholders; and

•

Utilize performance metrics aligned with the Company’ business objectives and our stockholder interests in the short-, mid- and long-term to drive accountability, recognize performance, drive engagement and retention, and manage risks associated with underperformance.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation paid or awarded to each of the named executive officers. The Compensation Committee evaluates the performance of our named executive officers and other members of our senior management team at least annually and determines compensation levels based on its performance evaluation. The Compensation Committee also, among other things, approves our executive performance-based incentive plans and policies and is responsible for administering the Company’s equity incentive plan, with authority to approve award grants under the plan. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other named executive officers.

Each element of our executive compensation program was approved by the Compensation Committee. All Compensation Committee members are independent under applicable Nasdaq rules. None of our named executive officers is a member of our Compensation Committee or otherwise had any role in determining the compensation of our other named executive officers, other than the Chief Executive Officer’s recommendations to the Compensation Committee as to the compensation of the other named executive officers. The Compensation Committee makes determinations regarding our Chief Executive Officer’s compensation independently and without him present. Our Chief Executive Officer attends portions of the Compensation Committee meetings, but does not attend portions of those meetings related to making specific decisions on his compensation.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants and outside service providers and advisors to advise the Compensation Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. Exequity LLP (“Exequity”) served as independent compensation consultant to our Compensation Committee in 2024 and reviewed and advised on various aspects of our executive compensation program, including our compensation peer group, designing our short-term and long-term compensation incentive plans to align with stockholder interests and specific compensation recommendations for our executive officers.

The Compensation Committee was directly responsible for the appointment, compensation and oversight of the work of Exequity. The Compensation Committee assessed the independence of Exequity pursuant to applicable SEC and Nasdaq rules and concluded that no conflict of interest existed with respect to the services to the Compensation Committee of Exequity. Exequity did not perform any services for us, except for compensation-related services on behalf of, and as instructed by, the Compensation Committee.

24	2025 PROXY STATEMENT LegalZoom.com, Inc.

Peer Group

The Compensation Committee annually reviews the peer group of companies in our industry to assist the committee in making its compensation decisions and makes updates to such peer group as determined necessary or appropriate. Although the Compensation Committee reviews and discusses the peer company compensation data provided by its compensation consultant to help inform its decision-making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

Our peer group for 2024 consisted of the following companies:

8x8 Inc.	Elastic N.V.	Smartsheet Inc.
Alteryx, Inc.	Five9, Inc.	Sprout Social, Inc.
Angi Inc.	Fiverr International Ltd.	Squarespace, Inc.
AppFolio Inc.	Guidewire Software, Inc.	Upwork Inc.
BigCommerce Holdings, Inc.	Intapp, Inc.	Wix.com Ltd.
BlackLine, Inc.	LiveRamp Holdings, Inc.	Yelp Inc.
Box, Inc.	New Relic, Inc.	Zeta Global Holdings Corp.
Chegg, Inc.	PagerDuty, Inc.	Zuora Inc.

In preparation for the 2025 executive compensation review and the decisions that the Compensation Committee made and will make with respect to 2025 executive compensation, the Compensation Committee reviewed, with assistance from Exequity, the peer group companies listed above. The Compensation Committee determined it was appropriate to make certain changes to the companies comprising the peer group for 2025 pay and performance comparisons. Specifically, New Relic, Inc. and Alteryx, Inc. were each removed from the 2025 peer group because they were taken private in November 2023 and March 2024, respectively. The Compensation Committee also added each of Udemy, Inc., GitLab Inc. and ZipRecruiter, Inc. to the 2025 peer group given their relevant business model fit and their focus on engineering talent and platform technology.

Role of Stockholder Say-on-Pay Votes

At our annual meeting of stockholders in 2024, we held an advisory vote regarding our executive compensation program, commonly called a “say-on-pay” vote. Of the votes cast, over 81% voted in favor of the “say-on-pay” resolution. We took this result to indicate that our stockholders are generally supportive of our compensation program.

We take the views of our stockholders seriously, and in May 2024, we engaged in targeted stockholder engagement concerning our executive compensation program. We reached out to 10 of our top 20 stockholders, representing approximately 26% of our total shares then outstanding, to invite them to participate in calls to discuss our executive compensation program and provide feedback. In response to our outreach, 5 of those stockholders, representing over 11% of our then outstanding shares, accepted the invitation and met with our Chair of the Board. In those meetings, stockholders indicated that they agreed with our decision to remove stock options as a form of long-term equity incentive and to replace them with performance stock units (“PSUs”), as well as our inclusion of total stockholder return as a performance metric underlying our PSUs.

We will continue to regularly review our executive compensation programs to ensure alignment with our compensation philosophy, and we are committed to continuing our dialogue with stockholders so that we can be proactive in responding to emerging industry trends, be responsive to stockholder concerns and ensure that our long-term incentive programs drive stockholder value.

Material Elements of Compensation

Our Compensation Committee reviews compensation at least annually for our named executive officers and other members of our senior management team. In setting base salaries and bonus targets, approving bonus payouts and granting equity incentive awards, we consider a variety of factors, including compensation for comparable positions in the market, the relevant experience of our executives, the scope and impact of the role, Company and individual performance compared to expectations and objectives, the historical compensation levels of our executives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

The current elements of our executive compensation program are annual base salaries, annual performance-based cash awards, equity-based incentive awards, including performance-based equity incentive awards, and certain employee benefits, each of which are discussed in more detail below.

To meet our compensation objectives and pay-for-performance philosophy, we aim to achieve an appropriate mix between the various elements of our compensation program and to align compensation to both Company and individual performance; however, we do not apply any rigid allocation formula in setting our named executive officers’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, such as increased complexity or scope of an individual’s role.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	25

A significant portion of our 2024 executive compensation is at risk as it is subject to either the achievement of preset performance goals or tied to our stock price performance. For each named executive officer, his or her annual base salary is the only fixed component of total compensation. Each named executive officer’s annual cash bonus and PSUs are forfeited if threshold levels of performance are not met, and the future values of the RSUs and PSUs granted to our named executive officers are a function of our stock price performance. We believe this creates a pay-for-performance structure that aligns with long-term stockholder returns while providing competitive total compensation for incentivizing and retaining our executives.

Annual Base Salary

Base salaries for our named executive officers are initially established through arm’s-length negotiations at the time of the individual’s hiring, taking into account such individual’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are generally reviewed in January of each year in connection with our annual performance review process to align salaries with market levels after considering individual scope and complexity of responsibilities and performance relative to individual, team and Company goals and objectives. No named executive officer is entitled to any automatic base salary increase.

Four of our named executive officers received a base salary increase for 2024. The Compensation Committee approved merit-based salary increases for certain of our named executive officers ranging from 4.55% to 16.67% for 2024, as further described below. The increases in the base salaries of certain our named executive officers during the annual review process were made in recognition of competitive market conditions, each individual’s strong performance and leadership and, in certain instances, expansion of the scope of the individual’s role. With these increases, we believe the base salaries of our named executive officers for 2024 were aligned and consistent with our compensation philosophy, which considers peer compensation data, level of role-related experience, individual performance, and scope and complexity of responsibilities to arrive at a market competitive base level of compensation appropriate for the individual.

The 2024 base salary for each named executive officer, as approved by the Compensation Committee, was as follows:

Name(1)	2024 Base Salary(2)	% Change (vs. 2023)

Jeffrey Stibel	$575,000	n/a

Dan Wernikoff	$575,000	4.55%

Noel Watson	$500,000	6.38%

Rich Preece	$450,000	—

Shrisha Radhakrishna	$525,000	16.67%

Nicole Miller	$450,000	8.43%

(1)   Mr. Stibel was appointed as our Chief Executive Officer effective July 9, 2024, replacing Mr. Wernikoff. Mr. Preece ceased to be an employee of the Company as of March 31, 2024 and Mr. Radhakrishna ceased to be an employee of the Company as of November 4, 2024.

(2)   The base salary increases for 2024 were effective February 26, 2024. Actual amounts earned during 2024 are presented below under “Executive Compensation Tables—Summary Compensation Table.”

Annual Bonus Plan

Our named executive officers are eligible to receive an annual incentive bonus under our annual bonus plan, which is administered by our Compensation Committee. Based on input from Exequity, the Compensation Committee designed the structure of the annual bonus plan for 2024 to ensure the specific performance measures used were tied to both the Company’s short-term 2024 annual goals and the Company’s longer term strategic priorities, or North Star goals.

Mr. Preece and Mr. Radhakrishna were not eligible to receive an annual cash bonus for 2024 as a result of ceasing to be employed by the Company on March 31, 2024 and November 4, 2024, respectively. Pursuant to the Company’s policy for the payment of annual bonuses, employees must remain employed with the Company through the date such bonuses are paid. Mr. Wernikoff ceased to be employed by the Company on July 9, 2024; however, pursuant to the terms of his employment agreement, he remained eligible for, and subsequently received, a 2024 annual cash bonus, which such cash bonus was pro-rated based on the date Mr. Wernikoff’s employment with the Company ended.

26	2025 PROXY STATEMENT LegalZoom.com, Inc.

For 2024, the target annual bonus plan payout amount for each named executive officer who was eligible to receive an annual cash bonus at year end was as follows:

Named Executive Officer	2024 Earnings ($)	Annual Bonus Target (% of Earnings)	Target Payout ($)

Jeffrey Stibel(1)	252,115	100%	252,115

Dan Wernikoff(1)	326,923	100%	326,923

Noel Watson	494,230	75%	370,673

Nicole Miller(2)	443,269	71.24%	315,799

(1)   Mr. Stibel was appointed as our Chief Executive Officer effective July 9, 2024, replacing Mr. Wernikoff. Mr. Stibel’s target payout is based on his earnings in 2024 and is therefore prorated for the period during 2024 in which he served as our Chief Executive Officer.

(2)   Effective February 2024, Ms. Miller’s annual bonus target increased from 50% to 75%, resulting in a blended percentage. The Compensation Committee increased Ms. Miller’s annual bonus target in recognition of her expanded role as Chief Legal Officer and her significant contributions to our attorney-assist offerings.

The overall annual bonus plan payout for each named executive officer was based upon the following two factors:

1.

Pre-established Annual Corporate Performance Goals (75%). For 2024, the bonus payout under our annual bonus plan was based on the achievement of two pre-established and equally weighted corporate performance goals: (i) total revenue (weighted 50%) and (ii) Adjusted EBITDA (weighted 50%). The Compensation Committee chose total revenue and Adjusted EBITDA as the metrics because they are readily measurable and comparable to peers, relevant to investors and short-term indicators of longer-term value creation.

A summary of our 2024 performance goals as well as our related 2024 results are below:

Performance Measure	Weight	2024 Performance Goals(1)			FY24 Actual	Payout(1)	Weighted Bonus Funding
		Threshold 50% payout	Target 100% payout	Maximum 200% payout

Total Revenue	50%	$662.1M	$719.7M	$777.3M	$681.9M	73.5%	36.8%

Adjusted EBITDA(2)	50%	$124.5M	$146.4M	$168.4M	$148.1M	102.4%	51.2%

Resulting Bonus Funding % (before adjustments for achievements vs. North Star goals):							88.0%

(1)   The payout for each performance goal assumes proration of achievement between tiers. If the achievement of any goal was below the 50% payout tier, the payout for that specific measure would be zero.

(2)   For purposes of our annual bonus plan, Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025.

The foregoing achievement of each pre-established corporate performance goal resulted in a bonus funding of 88.0%, before applying the North Star factor adjustment for achievement against long-term priorities as discussed below. The 88.0% bonus funding is equal to the sum of the weight of each performance measure (expressed as a percentage) multiplied by the percentage payout for each performance measure.

Consistent with prior years, the 2024 bonus plan also included a potential 30% upwards or downwards adjustment to the resulting bonus funding payout percentage, which was to be determined by the Compensation Committee based upon achievement of pre-defined long-term strategic priorities, referred to as the Company’s North Star goals. In early 2024, the Compensation Committee set North Star goals that were challenging and considered the Company’s growth expectations and strategic pillars. Specifically, the 2024 North Star goals included the following: (i) scaling the business; (ii) building the Company’s ecosystem; (iii) integrating experts; and (iv) driving employee engagement.

With respect to each North Star goal, the Compensation Committee assessed whether and to what extent that such goal was met at the end of 2024.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	27

After balancing the Company’s achievements against the foregoing North Star goals with the work yet to be done, the Compensation Committee determined not to make any upwards or downwards adjustment to the bonus funding percentage for named executive officers. As a result of the foregoing, the bonus pool funding was kept at 88% and the Company performance payout portion of each named executive officer’s 2024 annual bonus plan award was calculated as follows:

Named Executive Officer	Target Payout ($)	X	Company Bonus Funding Multiplier	=	Eligible Bonus ($)	X	Company Performance Weighting	=	Company Performance Payout ($)
Jeffrey Stibel	252,115		88%		221,862		75%		166,396
Dan Wernikoff	326,923		88%		287,692		75%		215,769
Noel Watson	370,673		88%		326,192		75%		244,644
Nicole Miller	315,799		88%		277,903		75%		208,427

2.

Evaluation of Individual Performance (25%). The Compensation Committee reviewed the individual performance and achievements of each executive officer, and the 25% individual portion of the annual bonus plan award was paid to the named executive officers based on the key achievements noted below. The individual performance multiplier is capped at 200% for exceptional performance.

Named Executive Officer	Key Achievements	Individual Performance Multiplier(1)

Jeffrey Stibel	• Navigated leadership and strategy transition across all key stakeholders • Refocused the business towards core legal and compliance competencies with an emphasis on recurring revenue opportunities • Ended 2024 with significant year-over-year profitability improvements	100%

Dan Wernikoff	• Contributed to driving significant scale and profitability improvements year-over-year • Made difficult short-term decisions in transitioning our tax business for the long-term health of the business • Expanded beyond SMB focus to consumer legal services	100%

Noel Watson	• Key leader in driving significant year-over-year profitability improvements • Drove changes in our compliance practices; no material weaknesses in internal control over financial reporting • Successfully led the technology organization through a leadership transition • Assumed responsibility of the revenue and customer organizations, leading to significant improvements in our customer experience	100%

Nicole Miller	• Successfully navigated leadership and Board transitions; ensured proper governance throughout • Played a significant role in contract negotiations for our strategic partnerships • Led efforts to innovate and test into new attorney-assisted offerings; scaled our attorney service delivery	100%

(1)  The target individual performance multiplier is 100%, which is obtained for the successful achievement of predefined goals. The Compensation Committee has the ability to increase this multiplier upwards or downwards based on actual achievement relative to predefined goals.

As a result of the foregoing individual performance and achievements, the individual performance payout portion of each named executive officer’s 2024 annual bonus plan award was calculated as follows:

Named Executive Officer	Eligible Bonus ($)	X	Individual Performance Multiplier	X	Individual Performance Weighting	=	Individual Performance Payout ($)

Jeffrey Stibel	221,862		100%		25%		55,465

Dan Wernikoff	287,692		100%		25%		71,923

Noel Watson	326,192		100%		25%		81,548

Nicole Miller	277,903		100%		25%		69,476

28	2025 PROXY STATEMENT LegalZoom.com, Inc.

Accordingly, the following annual bonus amounts were awarded to our eligible named executive officers for 2024:

Named Executive Officer	Target Payout ($)	Performance Payouts ($)			Total Payout ($)	% of Target
		Company Performance	+	Individual Performance

Jeffrey Stibel	252,115	166,396		55,465	221,862	88%

Dan Wernikoff	326,923	215,769		71,923	287,692	88%

Noel Watson	370,673	244,644		81,548	326,192	88%

Nicole Miller	315,799	208,427		69,476	277,903	88%

Equity Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our directors and employees, including our named executive officers. In November 2023, the Compensation Committee determined to add elements to align our long-term incentives design with stockholder interests, which resulted in the removal of stock options as a form of long-term equity incentive and their replacement with PSUs. Replacing stock options with PSUs provides a performance-driven framework for executive compensation and establishes a direct connection between executive incentives and the achievement of strategic and financial goals. In addition, PSUs can have a less dilutive effect than stock options and this switch aligns with the Company’s broader strategy of managing the impact of dilution of the Company’s equity plans. RSUs will continue to ensure linkage to the stock price performance and promote executive retention over a multi-year time-based vesting period. The RSUs require both continued service and stock price value maintenance to deliver intended values. The RSUs offer value to our named executive officers even in the absence of stock price appreciation (thereby promoting retention), but also provide incentives to our named executive officers that are aligned with our stockholders, as the value of an RSU increases with an increase in the value of the underlying stock.

As more fully discussed below, our equity-based incentive awards in 2024 consisted of the following:

•

In July 2024, the Compensation Committee determined that achievement of the 2023 PSUs (as defined below) was not met and declined to exercise any discretion with respect to such 2023 PSUs. As a result, no 2023 PSUs were earned by our named executive officers.

•

Our 2024 annual equity grants, which were granted in March 2024, consisted of 50% RSUs and 50% PSUs (based on target value) for our continuing named executive officers besides Mr. Wernikoff, our then-current Chief Executive Officer. The 2024 long-term equity incentive design for Mr. Wernikoff consisted of 40% RSUs and 60% PSUs (based on target value). This change represented a meaningful increase in at-risk, performance-based compensation for our executives from 2023 when our long-term equity incentive design consisted of 50% RSUs and 50% stock options, both of which were 100% time-vested.

•

In July 2024, Mr. Stibel, Chair of the Board, was appointed as our Chief Executive Officer, replacing Mr. Wernikoff. In connection with his appointment, Mr. Stibel received annual equity grants with 40% and 60% of the target value in RSUs and PSUs, respectively. Mr. Stibel was also granted new hire special sign-on PSUs as discussed in more detail below. Further, as part of this leadership transition, the Compensation Committee granted additional RSUs to our continuing named executive officers to support retention.

•

In August 2024, Mr. Watson was granted additional annual RSUs and PSUs in connection with his promotion to the expanded role of Chief Financial Officer and Chief Operating Officer of the Company, whereby Mr. Watson now oversees the Company’s revenue, marketing, sales, customer care and fulfillment operations.

•

In November 2024, the Compensation Committee determined to accelerate the annual equity grants for the Company’s senior leadership team for 2025 to late 2024 in order to (i) incentivize performance aligned with the Company’s stockholders, (ii) align the performance criteria of the Chief Executive Officer’s equity compensation with that of the rest of the senior leadership team, and (iii) retain the Company’s senior leadership team for the long-term. The Compensation Committee did not grant additional annual equity awards to continuing members of the Company’s senior leadership team as part of the annual cycle in March 2025.

2023 PSU Payout

In the first quarter of 2023, our Compensation Committee granted PSUs to our named executive officers which would be earned, if at all, at the end of an eighteen-month performance period ended June 30, 2024 based on the Company’s market share growth at the end of such performance period (the “2023 PSUs”). The Compensation Committee chose market share as the primary performance metric to align with the Company’s strategic pillar at that time to scale the business and grow the top of our customer funnel in order to expand our customer base. Specifically, the 2023 PSUs would be eligible to be earned at the target payout level disclosed in the table below if the Company’s trailing twelve-month market share at the end of the performance period was 11.30%. The minimum threshold payout level disclosed in the table below required the Company’s trailing twelve-month market share at the end of the performance period to be

LegalZoom.com, Inc. 2025 PROXY STATEMENT	29

10.50%. For purposes of the 2023 PSUs, market share was defined as the number of limited liability company, incorporation, not-for-profit and ‘doing business as’ orders placed on the Company’s platform (excluding any orders from the Company’s former operations in the U.K.), divided by total U.S. business formations as reported by the U.S. Census. The number of 2023 PSUs eligible to be earned was also subject to adjustment based on a CEBITDA floor and a revenue floor. Specifically, no 2023 PSUs would be eligible to be earned if the Company’s CEBITDA for the eighteen-month period ended June 30, 2024 was less than $175.1 million. Further, unless the Company’s revenue for the twelve-month period ended June 30, 2024 was above $619.85 million, the number of 2023 PSUs that could be earned would be capped at 100% of the target for each named executive officer.

Subsequent to June 30, 2024, the Compensation Committee determined that the Company’s trailing twelve-month market share at the end of the performance period was 9.8%, which was below the minimum threshold for payout. As a result, the Compensation Committee did not certify achievement of the 2023 PSUs. Consistent with our commitment to pay for performance, the Compensation Committee declined to adjust the original performance goals or to exercise any discretion and no 2023 PSUs were earned by our named executive officers.

The threshold, target and maximum number of 2023 PSUs that was eligible to be earned by each named executive officer, as well as the number of 2023 PSUs actually earned, is set forth below:

Name(1)	Threshold (#)	Target (#)	Maximum (#)	Earned (#)

Dan Wernikoff	244,798	489,596	734,394	0

Noel Watson	91,799	183,598	275,397	0

Rich Preece	91,799	183,598	275,397	0

Shrisha Radhakrishna	107,099	214,198	321,297	0

Nicole Miller	61,199	122,399	183,598	0

(1)

Mr. Stibel was appointed as Chief Executive Officer effective July 9, 2024 and therefore did not receive a grant of 2023 PSUs. Mr. Preece ceased to be employed by the Company on March 31, 2024, prior to the end of the performance period for the 2023 PSUs, and all 2023 PSUs were forfeited as of his last day of employment.

Annual 2024 Equity Grants to Continuing Named Executive Officers

As discussed above, our Compensation Committee determined that the 2024 long-term equity incentive design for continuing named executive officers should consist of 50% RSUs and 50% PSUs based on target value, except for our Chief Executive Officer, whose long-term equity should consist of 40% RSUs and 60% PSUs based on target value. The Compensation Committee believes that this mix of RSUs and PSUs represents an appropriate balance between risk and reward that would both motivate and retain our senior leadership team and align the interests of our named executive officers with those of our stockholders.

The table below sets forth the target value of the 2024 long-term incentive awards received by each named executive officer in March 2024 (or, with respect to Mr. Stibel, in July 2024) and discussed in more detail below. The values of the long-term incentive awards reflected in the table below were designed to be competitive with the market, to recognize the personal performance of each named executive officer in the prior year, and to increase the percentage of total pay that is variable and at risk compared to prior year equity grants.

Name	Annual RSU Grant: Target Value ($)	Annual PSU Grant: Target Value ($)

Jeffrey Stibel	4,200,000	6,300,000

Dan Wernikoff(1)	4,200,000	6,300,000

Noel Watson	2,875,000	2,875,000

Shrisha Radhakrishna(1)	3,500,000	3,500,000

Nicole Miller	1,875,000	1,875,000

(1)

Mr. Wernikoff and Mr. Radhakrishna ceased to be employed by the Company on July 9, 2024 and November 4, 2024, respectively, and all unvested RSUs and all PSUs included in the table above were forfeited as of the last day of their respective employment with the Company.

The target value of the 2024 PSUs (as defined below) shown in the table above does not match the amounts in the “Stock Awards” column in the Summary Compensation Table and the “Grant Date Fair Value of Stock and Option Awards” column in the Grants of Plan-Based Awards Table. The target value of the 2024 PSUs granted in March 2024 is equal to the number of stock units subject to the applicable award multiplied by our closing share price on the fourth day following our release of fiscal 2024 earnings. However, for purposes of the Summary Compensation Table and Grants of Plan-Based Awards Table, pursuant to SEC rules, the value of 2024 PSUs is equal to their accounting value (also referred to as grant date fair value) as calculated under ASC 718 using a Monte Carlo simulation performed as of the date of grant. A Monte Carlo valuation simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of our common stock price behavior.

30	2025 PROXY STATEMENT LegalZoom.com, Inc.

Time-Based RSUs

The RSUs in the table below were granted to each continuing named executive officer in March 2024 as part of our regular annual equity grant refresh process, to Mr. Stibel in July 2024 in connection with his appointment as Chief Executive Officer and again to Mr. Watson in August 2024 as consideration for his promotion to an expanded role. Mr. Preece ceased to be employed by the Company on March 31, 2024 and therefore did not receive an RSU grant in 2024.

Name	RSUs Granted (#)	Total Annual Grant Value ($)(1)

Jeffrey Stibel	535,031	4,119,993

Dan Wernikoff(2)	365,853	4,895,113

Noel Watson(3)	293,087	3,300,821

Shrisha Radhakrishna(2)	304,878	4,079,268

Nicole Miller	163,327	2,185,315

(1)

Amounts reported represent the aggregate grant-date fair value of the RSUs granted to our named executive officers computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the 2024 RSUs are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025.

(2)

Mr. Wernikoff and Mr. Radhakrishna ceased to be employed by the Company on July 9, 2024 and November 4, 2024, respectively, and all RSUs included in the table above that remained unvested as of the last day of their respective employment with the Company were forfeited.

(3)

The March 2024 and August 2024 grants of RSUs to Mr. Watson consisted of 206,881 and 86,206 RSUs, respectively, and the annual grant value of such RSUs was $2,768,068 and $532,753, respectively. See footnote (1) above for additional information.

The foregoing RSUs vest quarterly over four years, subject to the named executive officer’s continuous service through the applicable vesting date.

Performance Stock Units

In March 2024, the Compensation Committee granted PSUs to our named executive officers tied to predetermined performance metrics (the “2024 PSUs”). Specifically, the 2024 PSUs were designed to be earned, if at all, subject to the Company’s achievement of Adjusted EBITDA for the year ended December 31, 2024 relative to predetermined targets and included a relative total stockholder return (“rTSR”) modifier for the Company’s relative performance against those companies in the Nasdaq Composite Index. The Compensation Committee selected Adjusted EBITDA and rTSR, each determined over the applicable performance period, as the performance metrics for the 2024 PSUs because it believes these metrics are important indicators of financial performance and stockholder value creation over such period. The Compensation Committee believes that this 2024 PSU design incentivized management to focus on driving sustainable financial performance and stockholder value.

The table below sets forth the 2024 PSUs, as a percentage of the target 2024 PSU grant for each named executive officer, that would be earned, based on the Company’s achievement of Adjusted EBITDA for the performance period:

Payout Tier(1)	FY24 Adjusted EBITDA(2)
50%	$124.5 million
75%	$131.8 million
90%	$139.1 million
100%	$146.4 million
110%	$153.7 million
150%	$161.1 million
200%	$168.4 million

(1)

Expressed as a percentage of target 2024 PSUs eligible to be earned by each named executive officer. If the Company’s Adjusted EBITDA for the year ended December 31, 2024 fell below the 50% payout tier, there would be no payout for any named executive officer.

(2)	Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	31

The 2024 PSUs would be earned, if at all, based on the Company’s achievement of Adjusted EBITDA for the year ended December 31, 2024. Such earned 2024 PSUs thereafter were subject to adjustment based on the Company’s rTSR performance against the Nasdaq Composite Index over the period from January 1, 2024 through December 31, 2024 (the “rTSR Modifier”), which decreased the payout by 25% if relative rTSR was below the 25th percentile of the Nasdaq Composite Index and increased it by 25% if relative rTSR was above the 75th percentile of the Nasdaq Composite Index. The Compensation Committee believes the rTSR Modifier linked this incentive compensation directly to our relative stockholder returns and provided further alignment with stockholder interests over the performance period, while also recognizing factors that impact our industry and peers.

In February 2025, the Compensation Committee certified the payout of the 2024 PSUs at 102.4% of target based on our Adjusted EBITDA of $148.1 million for the year ended December 31, 2024. The payout was not impacted by the rTSR Modifier, as the Company’s relative rTSR fell in the 34th percentile for the performance period. One-third of the earned 2024 PSUs vested immediately upon certification by the Compensation Committee, and the remaining earned 2024 PSUs will vest in eight substantially equal quarterly installments beginning on May 15, 2025, in each case, subject to the named executive officer’s continued employment through the applicable vesting dates.

Mr. Preece ceased to be employed by the Company on March 31, 2024 and therefore did not receive a grant of 2024 PSUs. Mr. Wernikoff and Mr. Radhakrishna ceased to be employed by the Company on July 9, 2024 and November 4, 2024, respectively, and all 2024 PSUs were forfeited as of their respective last day of employment with the Company. As a result, neither individual was eligible to earn any 2024 PSUs at the end of the performance period. Mr. Stibel was granted 2024 PSUs in July 2024 as part of his appointment as our Chief Executive Officer.

The following below sets forth the 2024 PSUs earned by each eligible named executive officer:

Name	Target 2024 PSUs (#)	Earned 2024 PSUs (#)(1)

Jeffrey Stibel	802,547	821,808

Noel Watson(2)	293,087	300,120

Nicole Miller	163,327	167,246

(1)

One-third of the earned 2024 PSUs vested immediately and the remaining 2024 PSUS vest in eight substantially equal installments beginning on May 15, 2025, in each case, subject to the named executive officer’s continued employment with the Company through the applicable vesting date.

(2)

In connection with his promotion to the expanded role of Chief Financial & Operating Officer in August 2024, the Compensation Committee granted to Mr. Watson additional 2024 PSUs with the same terms as those discussed above. The target amount of 2024 PSUs granted to Mr. Watson pursuant to each of his March 2024 and August 2024 grants of 2024 PSUs was 206,881 and 86,206, respectively, and the amount of 2024 PSUs earned by Mr. Watson pursuant to such 2024 PSUs was 211,846 and 88,274, respectively.

Special Sign-On CEO Equity Grants

On July 8, 2024, the Board appointed Mr. Stibel, who was serving as Chair of the Board, to serve as Chief Executive Officer of the Company, effective July 9, 2024, replacing Mr. Wernikoff effective as of the same date. In addition to the grants of RSUs and 2024 PSUs discussed above, the Compensation Committee granted Mr. Stibel additional new-hire sign-on PSUs covering a maximum of up to 5,350,318 shares of the Company’s common stock (the “Sign-On PSUs”), which represent 100% at risk compensation. The Sign-On PSUs become eligible to be earned upon the attainment of seven stock price goals over a five-year performance period beginning on July 9, 2024 and, upon certification of achievement of a stock price goal by the Compensation Committee, any resulting earned Sign-On PSUs will remain subject to time-based vesting as discussed below. As shown in the table below, the stock price goals require significant increases in our stock price from the base price of $7.85 per share.

32	2025 PROXY STATEMENT LegalZoom.com, Inc.

The following table shows a summary of each tranche, including the number of Sign-On PSUs eligible to be earned upon achievement of the applicable stock price goal:

Tranche	Stock Price Goal	Cumulative PSUs Eligible to be Earned	Required Increase from Base Price	Incremental Market Value Added if Stock Price Goal is Achieved(1)

1	$11.78	10% of Target	1.5x	$691 million

2	$15.70	33.33% of Target	2.0x	$1.4 billion

3	$19.63	66.66% of Target	2.5x	$2.1 billion

4	$23.55	100% of Target	3.0x	$2.8 billion

5	$27.48	133.33% of Target	3.5x	$3.5 billion

6	$31.40	166.66% of Target	4.0x	$4.1 billion

7	$35.33	200% of Target	4.5x	$4.8 billion

(1)

Amounts are calculated based on the Company’s market capitalization as of the date of grant and do not include any additional incremental market value as result of achieving the stock price goals included in the 2025 PSUs (discussed below).

The target number of Sign-On PSUs granted to Mr. Stibel was 2,675,159.

To earn the shares tied to each tranche of the Sign-On PSUs, the volume-weighted average closing price of our common stock over a consecutive 45-day trading period must equal or exceed the stock price goal for that tranche. This achievement requires that our stock price growth is sustained for a meaningful period in order for any Sign-On PSUs to be eligible to be earned. Full vesting of the Sign-On PSUs requires 450% stock price appreciation relative to the base price during the five-year performance period. If achievement of a stock price goal is certified by the Compensation Committee, 50% of the earned Sign-On PSUs for the applicable tranche will vest immediately upon such certification and the remaining 50% will vest on the first anniversary of the date of such certification. The Sign-On PSUs also are subject to Mr. Stibel’s continued service with the Company through the applicable vesting dates.

2024 Retention Equity Grants

In July 2024, in connection with the Chief Executive Officer transition, the Compensation Committee granted to each continuing named executive officer additional RSUs in order to secure key executives at a critical time of transition (the “Retention RSUs”). The Compensation Committee believes executive team stability and engagement was critical to support the leadership and business transition. The table below sets forth the Retention RSUs granted to each continuing named executive officer in July 2024:

Name	RSUs Granted (#)	Total Annual Grant Value ($)(1)

Noel Watson	191,082	1,499,994

Shrisha Radhakrishna(2)	191,082	1,499,994

Nicole Miller	191,082	1,499,994

(1)

Amounts reported represent the aggregate grant-date fair value of the RSUs granted to our named executive officers computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the Retention RSUs are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025.

(2)	Mr. Radhakrishna ceased to be employed by the Company on November 4, 2024 and all of the Retention RSUs included in the table above were forfeited as of the last day of his employment.

The Retention RSUs vest in two equal installments on each of July 9, 2025 and July 9, 2026, subject to the named executive officer’s continued service with the Company through the applicable vesting dates.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	33

2025 Equity Grants to Continuing Named Executive Officers

Our Compensation Committee generally grants equity awards following our annual review process in March, or as the Compensation Committee otherwise deems appropriate. However, in November 2024, the Compensation Committee, after discussion with and input from Exequity, determined to accelerate the annual refresh equity grants for the Company’s senior leadership team from March 2025 to November 2024 in order to more quickly align the Chief Executive Officer and senior leadership team to a common incentive to drive performance aligned with the Company’s stockholders and to retain the Company’s senior leadership team for the long-term in order to execute against a shared strategy. Consistent with the annual 2024 equity grants, the Compensation Committee determined that the 2025 long-term equity incentive design for the Company’s senior leadership team should consist of 50% RSUs and 50% PSUs based on the target value, other than the Chief Executive Officer, whose equity compensation should consist of 40% RSUs and 60% PSUs.

The table below sets forth the target value of the 2025 long-term incentive awards received by each named executive officer in November 2024 and discussed in more detail below. The values of the 2025 long-term equity incentive awards reflected in the table below are consistent with the target values approved by the Compensation Committee for the 2024 long-term incentive awards discussed above.

Name	Annual RSU Grant: Target Value ($)	Annual PSU Grant: Target Value ($)

Jeffrey Stibel	4,200,000	6,300,000

Noel Watson	2,875,000	2,875,000

Nicole Miller	1,875,000	1,875,000

As discussed in more detail above under “Annual 2024 Equity Grants to Continuing Named Executive Officers,” the amounts in the “Stock Awards” column in the Summary Compensation Table and the “Grant Date Fair Value of Stock and Option Awards” column in the Grants of Plan-Based Awards Table are determined in accordance with ASC 718 using a Monte Carlo simulation and therefore differ from the target award values disclosed above and approved by the Compensation Committee.

The Compensation Committee did not grant additional annual equity awards to continuing members of the Company’s senior leadership team as part of the annual cycle in March 2025.

2025 RSUs

The table below sets forth the RSUs granted to each continuing named executive officer in November 2024 (the “2025 RSUs”):

Name	RSUs Granted (#)	Total Annual Grant Value ($)(1)

Jeff Stibel	607,814	4,698,402

Noel Watson	416,063	3,216,167

Nicole Miller	271,345	2,097,497

(1) Amounts reported represent the aggregate grant-date fair value of the 2025 RSUs granted to our named executive officers computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the 2025 RSUs are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025.

The 2025 RSUs vest quarterly over three years, with the first quarterly vest date to occur on May 15, 2025, in each case subject to the named executive officer’s continuous service through the applicable vesting dates.

2025 PSUs

As with the PSUs granted to Mr. Stibel in July 2024, the Compensation Committee determined to grant PSUs to the continuing named executive officers that would be earned only if the Company’s stock price achieved certain pre-determined goals (the “2025 PSUs”). The 2025 PSUs become eligible to be earned upon the attainment of five stock price goals over a three-year performance period beginning on November 15, 2024 and, upon certification of achievement of a stock price goal by the Compensation Committee, certain resulting earned 2025 PSUs will remain subject to time-based vesting as discussed below. As shown in the table below and as with the Sign-On PSUs discussed above, the stock price goals require significant increases in our stock price from the base price of $6.91 per share.

34	2025 PROXY STATEMENT LegalZoom.com, Inc.

The following table shows a summary of each tranche, including the number of 2025 PSUs eligible to be earned upon achievement of the applicable stock price goal:

Tranche	Stock Price Goal	Cumulative PSUs Eligible to Be Earned	Required Increase from Base Price	Incremental Market Value Added if Stock Price Goal is Achieved(1)

1	$8.75	75% of Target	1.27x	$322 million

2	$10.50	125% of Target	1.52x	$621 million

3	$13.75	200% of Target	1.99x	$1.2 billion

4	$17.25	275% of Target	2.50x	$1.8 billion

5	$20.50	400% of Target	2.97x	$2.4 billion

(1) Amounts are calculated based on the Company’s market capitalization as of the date of grant and do not include any additional incremental market value as result of achieving the stock price goals included in the Sign-On PSUs (discussed above).

The target number of 2025 PSUs granted to our continuing named executive officers in November 2024 was as follows: Jeff Stibel (911,722), Noel Watson (416,063) and Nicole Miller (271,345).

To earn the 2025 PSUs tied to each tranche in the table above, the volume-weighted average closing price of our common stock over a consecutive 30-day trading period must equal or exceed the stock price goal. This achievement requires that our stock price growth is sustained for a meaningful period in order for any 2025 PSUs to be eligible to be earned. Full vesting of the 2025 PSUs requires 294% stock price appreciation relative to the base price during the three-year performance period. Further, in the first year of the performance period, regardless of whether there is certification of achievement of a stock price goal, the 2025 PSUs will not vest before November 15, 2025, which serves as an additional retention incentive. In the second and third years of the performance period, the 2025 PSUs will vest immediately upon certification by the Compensation Committee of achievement of a stock price goal. The 2025 PSUs also are subject to continued service with the Company through the applicable vesting dates.

The first stock price goal of $8.75 was achieved during the first quarter of 2025 and the 2025 PSUs earned as a result of such achievement will vest in full on November 15, 2025.

Employee Benefits and Perquisites

We have generally not offered special benefits to our named executive officers. We provide 401(k) matching contributions as discussed under “Health and Welfare and Retirement Benefits” below. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. We also maintain an employee stock purchase plan in order to enable eligible employees, including our eligible named executive officers, to purchase shares of our common stock at a discount.

Health and Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 80% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Code, and we make an employer matching contribution to the plan in the amount equal to 100% of the first 4% of eligible compensation that eligible employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Internal Revenue Code.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers do not participate in any defined benefit pension plans or nonqualified deferred compensation plans.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	35

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s long-term strategic priorities, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

Clawback Policy

We adopted a clawback policy as required by the final Dodd-Frank rules and exchange listing standards. The clawback policy applies to current and former covered officers of the Company and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

Equity Grant Practices

We do not grant equity awards in anticipation of the release of material non-public information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material non-public information were to become known to the Compensation Committee before the grant of an equity award, the Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.

We typically grant annual equity awards following our annual review process in March, or as the Compensation Committee otherwise deems appropriate. We will generally grant equity awards to newly hired and promoted employees after the release of the Company’s earnings for the quarter during which the individual was hired or promoted.

In 2024, we did not grant any stock options, stock appreciation rights or similar option-like instruments to our named executive officers. As discussed above, in November 2023 our Compensation Committee decided to remove stock options as a form of long-term equity incentive for our named executive officers. We removed stock options as a form of equity compensation for our employees other than our named executive officers prior to our IPO.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the named executive officers in a manner consistent with the goals of the our executive compensation program and our best interests and the best interests of our stockholders, which may include providing for compensation that is not deductible by us.

Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Sivan Whiteley, Chair

Nathan Gooden

Elizabeth Hamren

The foregoing report of the Compensation Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

36	2025 PROXY STATEMENT LegalZoom.com, Inc.

Executive Compensation Tables

Summary Compensation Table

The following table describes the 2024, 2023 and 2022 compensation provided to our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Jeffrey Stibel	2024	252,115	—	60,700,819	—	221,862	9,908	61,184,704
Chief Executive Officer and Chair of the Board(6)

Dan Wernikoff	2024	326,923	—	11,237,638	—	287,692	588,800	12,441,053
Former Chief Executive	2023	538,462	—	8,968,783	5,947,916	484,615	13,200	15,952,976
Officer(6)	2022	500,000	—	4,394,410	5,131,984	360,000	12,200	10,398,594

Noel Watson	2024	494,230	—	20,588,332	—	326,192	13,077	21,421,831
Chief Operating Officer &	2023	465,385	—	3,684,205	2,643,522	325,915	13,200	7,132,227
Chief Financial Officer	2022	450,000	—	3,105,282	2,565,982	230,400	12,200	6,363,864

Rich Preece	2024	129,808	—	—	—	—	462,615	592,423
Former Chief Operating	2023	438,462	—	3,555,838	2,478,300	277,464	11,785	6,761,849
Officer(6)	2022	384,616	—	3,105,282	2,565,982	185,000	12,200	6,253,080

Shrisha Radhakrishna	2024	460,096	—	9,807,614	—	—	13,155	10,280,865
Former Chief Technology	2023	438,462	—	4,212,659	2,973,952	332,957	13,200	7,971,230
Officer and Chief	2022	400,000	—	3,105,282	2,565,982	255,600	12,200	6,339,064
Product Officer(6)

Nicole Miller	2024	443,268	—	14,108,221	—	277,903	—	14,829,392
Chief Legal Officer	2023	411,539	—	2,113,831	1,321,759	208,341	—	4,055,470
and Secretary	2022	400,000	—	1,600,259	1,603,731	144,000	1,231	3,749,221

(1)	Salary amounts represent actual amounts earned in 2024 for each named executive officer. See “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Base Salary” above.
(2)

Amounts reported represent the aggregate grant-date fair value of RSU and PSU awards granted to our named executive officers under our 2021 Plan. For the grant date fair value of each equity award granted to a named executive officer in 2024, see the “Grants of Plan-Based Awards in 2024” table below. These amounts were computed in accordance with ASC 718 and therefore differ from the target award values approved by the Compensation Committee. See above under “Compensation Discussion and Analysis—Material Elements of Compensation—Equity Based Incentive Awards” for more information. The assumptions and methodologies used in calculating the grant-date fair value of these awards are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025. For 2023, the 2023 PSUs are included in this column at their target value. The maximum grant date value of the 2023 PSUs, assuming the highest level of performance achieved, is as follows: Mr. Wernikoff, $6,521,419; Mr. Watson, $2,445,525; Mr. Preece, $2,445,525; Mr. Radhakrishna, $2,853,117; Ms. Miller, $1,630,355. No 2023 PSUs were earned by our named executive officers as the performance criteria underlying the 2023 PSUs were not met. For 2024, the 2024 PSUs are included in this column at their target value. The maximum grant date value of the 2024 PSUs, assuming the highest level of performance achieved, is as follows: Mr. Stibel, $12,375,274; Mr. Wernikoff, $16,913,399; Mr. Watson (March 2024), $6,376,072; Mr. Watson (August 2024), $962,058; Mr. Radhakrishna, $9,396,339; Ms. Miller, $5,033,738. The Monte Carlo simulations used to value the 2024 PSUs, Sign-On PSUs and 2025 PSUs included various assumptions such as the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period. See “Grants of Plan-Based Awards in 2024” below for additional information. All unvested RSUs and PSUs granted to each of Mr. Preece, Mr. Wernikoff and Mr. Radhakrishna were forfeited as of their respective last day of employment with the Company. See footnote (6) for additional information.

(3)

In November 2023, the Compensation Committee decided to remove stock options as a form of long-term equity incentive and replace them with PSUs beginning in 2024. As a result, no stock options were granted in 2024. For 2023 and 2022, the amounts in this column do not reflect the actual economic value that may be realized by the named executive officer. Amounts reported represent the aggregate grant-date fair value of stock option awards granted to our named executive officers under our 2021 Plan and our 2016 Stock Incentive Plan (the “2016 Plan”), as applicable, as applicable, computed in accordance with ASC 718. The assumptions and methodologies used in calculating the grant-date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash bonus amounts paid to our named executive officers for the years indicated pursuant to our annual bonus plan.

(5)

Reflects the value of 401(k) contributions made by the Company. For Mr. Wernikoff, also includes severance payments of $575,000 pursuant to the terms of his employment agreement. For Mr. Preece, also includes severance payments of $450,000 pursuant to the terms of his employment agreement.

(6)

Mr. Stibel was appointed as Chief Executive Officer on July 9, 2024. Mr. Preece ceased to be employed by the Company as of March 31, 2024, Mr. Wernikoff ceased to be employed by the Company as of July 9, 2024, and Mr. Radhakrishna ceased to be employed by the Company as of November 4, 2024.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	37

Grants of Plan-Based Awards in 2024

The following table includes information regarding RSUs, PSUs and stock options granted to our named executive officers under our 2021 Plan during the year ended December 31, 2024:

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jeffrey Stibel	RSU	7/9/2024	—	—	—	—	—	—	535,031	—	—	4,199,993
	PSU	7/9/2024	—	—	—	401,273	802,547	1,605,094	—	—	—	6,323,765
	PSU	7/9/2024	—	—	—	—	2,675,159	5,350,318	—	—	—	26,147,883
	RSU	11/15/2024	—	—	—	—	—	—	607,814	—	—	4,698,402
	PSU	11/15/2024	—	—	—	—	911,722	3,646,886	—	—	—	19,330,775
	Annual Incentive	—	—	$252,115	—	—	—	—	—	—	—	—

Dan Wernikoff(4)	RSU	3/8/2024	—	—	—	—	—	—	365,853	—	—	4,895,113
	PSU	3/20/2024	—	—	—	274,390	548,780	1,097,560	—	—	—	6,342,525
	Annual Incentive	—	—	$326,923	—	—	—	—	—	—	—	—

Noel Watson	RSU	3/8/2024	—	—	—	—	—	—	206,881	—	—	2,768,068
	PSU	3/20/2024	—	—	—	103,440	206,881	413,762	—	—	—	3,258,173
	RSU	7/9/2024	—	—	—	—	—	—	191,082	—	—	1,499,994
	RSU	8/19/2024	—	—	—	—	—	—	86,206	—	—	532,753
	PSU	8/19/2024	—	—	—	43,103	86,206	172,412	—	—	—	491,612
	RSU	11/15/2024	—	—	—	—	—	—	416,063	—	—	3,216,167
	PSU	11/15/2024	—	—	—	—	416,063	1,664,252	—	—	—	8,821,565
	Annual Incentive	—	—	$370,673	—	—	—	—	—	—	—	—

Rich Preece(4)	—	—	—	—	—	—	—	—	—	—	—	—

Shrisha	RSU	3/8/2024	—	—	—	—	—	—	304,878	—	—	4,079,268
Radhakrishna(4)	PSU	3/20/2024	—	—	—	152,439	304,878	609,756	—	—	—	4,228,353
	RSU	7/9/2024	—	—	—	—	—	—	191,082	—	—	1,499,994

Nicole Miller	RSU	3/8/2024	—	—	—	—	—	—	163,327	—	—	2,185,315
	PSU	3/20/2024	—	—	—	81,663	163,327	326,654	—	—	—	2,572,240
	RSU	7/9/2024	—	—	—	—	—	—	191,082	—	—	1,499,994
	RSU	11/15/2024	—	—	—	—	—	—	271,345	—	—	2,097,497
	PSU	11/15/2024	—	—	—	—	271,345	1,085,380	—	—	—	5,753,175
	Annual Incentive	—	—	$315,799	—	—	—	—	—	—	—	—

(1)

RSUs are time-based and will vest over the requisite service period, subject to the respective individual’s continued employment with the Company through the applicable vesting dates. The 2024 PSUs granted to each of Mr. Wernikoff, Mr. Watson, Mr. Radhakrishna and Ms. Miller in March 2024, to Mr. Stibel in July 2024 and to Mr. Watson in August 2024 were to vest upon the achievement of Adjusted EBITDA for the year ended December 31, 2024 and included a TSR modifier to align the awards with stockholder interests. The Sign-On PSUs granted to Mr. Stibel in July 2024 vest upon the attainment of seven stock price goals over a five-year performance period, subject to Mr. Stibel’s continued employment with the Company through the applicable vesting dates. The 2025 PSUs granted to each of Mr. Stibel, Mr. Watson and Ms. Miller in November 2024 vest upon the attainment of five stock price goals over a three-year performance period, subject to each individual’s respective continued employment with the Company through the applicable vesting dates. See “Compensation Discussion and Analysis—Material Elements of Compensation” above for additional information.

(2)	For actual amounts paid pursuant to the 2024 annual cash bonus plan, see “Compensation Discussion and Analysis—Material Elements of Compensation” above.
(3)

Amounts reported in this column represent the grant-date fair value of RSUs and PSUs granted in 2024 computed in accordance with ASC 718 and therefore differ from the target award values approved by the Compensation Committee. See above under “Compensation Discussion and Analysis—Material Elements of Compensation—Equity Based Incentive Awards” for more information. The assumptions and methodologies used in calculating the grant-date fair value of the RSUs and PSUs reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025. The grant date fair value of the 2024 PSUs granted in March 2024 was calculated based on $15.41 per share, the grant date fair value of the 2024 PSUs granted to Mr. Stibel in July 2024 was calculated based on $7.71 per share and the grant date fair value of the additional 2024 PSUs granted to Mr. Watson in August 2024 was calculated based on $5.58 per share, all of which were determined using a Monte Carlo simulation model. The grant date fair value of the Sign-On PSUs granted to Mr. Stibel was calculated based on fair values ranging from $3.82 to $6.83 per share, which was determined using a Monte Carlo simulation model. The grant date fair value of the 2025 PSUs granted to each of Mr. Stibel, Mr. Watson and Ms. Miller in November 2024 was calculated based on fair values ranging from $4.02 to $7.05 per share, which was determined using a Monte Carlo simulation model. The foregoing Monte Carlo simulations included various assumptions such as the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period.

(4)

Mr. Wernikoff ceased to be employed by the Company on July 9, 2024 and was eligible to receive a prorated annual cash bonus in accordance with the terms of his employment agreement. See “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Bonus Plan” for additional information. Mr. Preece ceased to be employed by the Company on March 31, 2024 and did not receive any equity grants in 2024, nor was he eligible to receive an annual cash bonus. Mr. Radhakrishna ceased to be employed by the Company as of November 4, 2024 and was therefore not eligible to receive an annual cash bonus. All unvested RSUs and PSUs held by Mr. Wernikoff, Mr. Preece and Mr. Radhakrishna on their respective last days of employment with the Company were forfeited.

38	2025 PROXY STATEMENT LegalZoom.com, Inc.

Outstanding Equity Awards as of December 31, 2024

The following table reflects information regarding outstanding unvested equity held by our named executive officers as of December 31, 2024:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jeffrey Stibel	—	—	—	—	607,814(2)	4,564,683	—	—
	—	—	—	—	501,592(3)	3,766,956	—	—
	—	—	—	—	—	—	3,646,886(4)	27,388,114
	—	—	—	—	—	—	5,350,318(5)	40,180,888
	—	—	—	—	—	—	802,547(6)	6,027,128

Dan Wernikoff	3,627,936	—	9.82(21)	9/19/2029(7)	—	—	—	—
	3,627,936	—	9.82	9/19/2029(7)	—	—	—	—

Noel Watson	763,747	—	9.82	11/18/2030	—	—	—	—
	90,317	20,843(8)	28.00	6/28/2031	—	—	—	—
	266,885	121,312(9)	14.15	3/26/2032	—	—	—	—
	267,747	344,248(10)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	8,337(11)	62,611	—	—
	—	—	—	—	48,525(12)	364,423	—	—
	—	—	—	—	34,368(13)	258,104	—	—
	—	—	—	—	137,699(14)	1,034,119	—	—
	—	—	—	—	168,091(15)	1,262,363	—	—
	—	—	—	—	191,082(16)	1,435,026	—	—
	—	—	—	—	416,063(17)	3,124,633	—	—
	—	—	—	—	80,819(18)	606,951	—	—
	—	—	—	—	—	—	1,664,250(4)	12,498,518
	—	—	—	—	—	—	86,206(6)	647,407
	—	—	—	—	—	—	206,881(6)	1,553,676

Rich Preece	943,140	—	9.82(21)	1/6/2030(19)	—	—	—	—
	1,320,397	—	9.82	1/6/2030(19)	—	—	—	—
	111,606	—	28.00	6/28/2031(19)	—	—	—	—

Shrisha	242,623	—	14.15	3/26/2032(20)	—	—	—	—
Radhakrishna	258,184	—	8.39	3/18/2033(20)	—	—	—	—

Nicole Miller	381,874	—	9.82(21)	9/23/2030	—	—	—	—
	763,747	—	9.82	9/23/2030	—	—	—	—
	108,815	25,112(8)	28.00	6/28/2031	—	—	—	—
	166,802	75,820(9)	14.15	3/26/2032	—	—	—	—
	133,873	172,124(10)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	10,045(11)	75,438	—	—
	—	—	—	—	30,328(12)	227,763	—	—
	—	—	—	—	8,592(13)	64,526	—	—
	—	—	—	—	68,850(14)	517,064	—	—
	—	—	—	—	132,704(15)	996,607	—	—
	—	—	—	—	191,082(16)	1,435,026	—	—
	—	—	—	—	271,345(17)	2,037,801	—	—
	—	—	—	—	—	—	1,085,377(4)	8,151,181
	—	—	—	—	—	—	163,327(6)	1,226,586

(1)	This amount reflects the fair market value of our common stock of $7.51 per share as of December 31, 2024.
(2)

The RSUs vest in substantially equal quarterly installments over a three-year period, with the first vesting date being May 15, 2025, subject to continuous service with the Company on each vesting date.

(3)

The RSUs vest in substantially equal quarterly installments over a four-year period beginning August 15, 2024, with the first vesting date being November 15, 2024, subject to continuous service with the Company on each vesting date.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	39

(4)

The 2025 PSUs are eligible to be earned upon the attainment of five stock price goals over a three-year performance period beginning on November 15, 2024. Upon achievement of a stock price goal within the first year of the performance period, the earned 2025 PSUs will vest on November 15, 2025, and upon achievement of a stock price goal within the second or third year of the performance period, the 2025 PSUs will vest immediately upon certification by the Compensation Committee, in each case, subject to continuing service with the Company on each vesting date. In February 2025, the Compensation Committee certified achievement of the first stock price goal and the following 2025 PSUs were earned: Mr. Stibel (683,791); Mr. Watson (312,047); and Ms. Miller (203,508). The earned 2025 PSUs will vest in full on November 15, 2025. The amount reported above is at the maximum achievement level.

(5)

The Sign-On PSUs are eligible to be earned upon the attainment of seven stock price goals over a five-year performance period beginning on July 9, 2024. If achievement of a stock price goal is certified by the Compensation Committee, 50% of the earned Sign-On PSUs for the applicable tranche will vest immediately upon such certification and the remaining 50% will vest on the first anniversary of the date of such certification, subject to continuous service with the Company on each vesting date. The amount reported above is at the maximum achievement level.

(6)

The amounts shown in this column represent unearned 2024 PSUs as of December 31, 2024, which were eligible to be earned based on the Company’s achievement of Adjusted EBITDA for the year ended December 31, 2024 relative to predetermined targets and included a rTSR Modifier for the Company’s relative performance against those companies in the Nasdaq Composite Index. In February 2025, the Compensation Committee certified the payout of the 2024 PSUs at 102.4% of target and the following 2024 PSUs were earned: Mr. Stibel (821,808); Mr. Watson (300,120); and Ms. Miller (167,246). The earned 2024 PSUs will vest in eight substantially equal installments with the first quarterly installment to vest on May 15, 2025, subject to continuous service with the Company on each vesting date. The amount reported in the table above is at the target achievement level.

(7)	These unexercised options are exercisable until July 9, 2025, which is the one-year anniversary of the date Mr. Wernikoff ceased to serve as the Company’s Chief Executive Officer.
(8)

These unexercisable stock options vest in two substantially equal installments on each of May 15, 2025 and August 15, 2025, after which the stock option will be fully vested, subject to continuous service with the Company on each vesting date.

(9)

These unexercisable stock options vest in four substantially equal installments on each of May 15, 2025, August 15, 2025, November 15, 2025 and February 15, 2026, after which the stock option will be fully vested, subject to continuous service with the Company on each vesting date.

(10)

These unexercisable stock options vest in eight substantially equal installments, with the next quarterly vesting date occurring on May 15, 2025, such that the stock option will be fully vested on February 15, 2027, subject to continuous service with the Company on each vesting date.

(11)

These unvested RSUs vest in two substantially equal installments on each of May 15, 2025 and August 15, 2025, after which the RSUs will be fully vested, subject to continuous service with the Company on each vesting date.

(12)

These unvested RSUs vest in four substantially equal installments on each of May 15, 2025, August 15, 2025, November 15, 2025 and February 15, 2026, after which the RSUs will be fully vested, subject to continuous service with the Company on each vesting date.

(13)

These unvested RSUs vest in six substantially equal installments, with the next quarterly vesting date occurring on May 15, 2025, such that the RSUs will be fully vested on August 15, 2026, subject to continuous service with the Company on each vesting date.

(14)

These unvested RSUs vest in eight substantially equal installments, with the next quarterly vesting date occurring on May 15, 2025, such that the RSUs will be fully vested on February 15, 2027, subject to continuous service with the Company on each vesting date.

(15)

These unvested RSUs vest in twelve substantially equal installments, with the next quarterly vesting date occurring on May 15, 2025, such that the RSUs will be fully vested on February 15, 2028, subject to continuous service with the Company on each vesting date.

(16)

These unvested RSUs vest in two equal installments on each of July 9, 2025 and July 9, 2026, subject to continuous service with the Company on each vesting date, subject to continuous service with the Company on each vesting date.

(17)

These unvested RSUs vest in twelve substantially equal installments, with the next quarterly vesting date occurring on May 15, 2025, such that the RSUs will be fully vested on February 15, 2028, subject to continuous service with the Company on each vesting date.

(18)

These unvested RSUs vest in fourteen substantially equal installments, with the next quarterly vesting date occurring on May 15, 2025, such that the RSUs will be fully vested on August 15, 2028, subject to continuous service with the Company on each vesting date.

(19)	These unexercised stock options expired on March 31, 2025, which is the one-year anniversary of the date Mr. Preece ceased to serve as the Company’s Chief Operating Officer.
(20)	These unexercised stock options expired on February 4, 2025, which is 90-days after the date Mr. Radhakrishna ceased to serve as the Company’s Chief Technology Officer and Chief Product Officer.
(21)	On September 23, 2020, this stock option award was repriced and the strike price was modified to the strike price consummate with the then-current per-share fair market value.

40	2025 PROXY STATEMENT LegalZoom.com, Inc.

Option Exercises and Stock Vested in 2024

The following table shows the stock options that were exercised and RSUs that vested during the year ended December 31, 2024 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Jeffrey Stibel	62,112	392,335	33,439	258,483

Dan Wernikoff	—	—	248,317	2,565,269

Noel Watson	—	—	348,142	3,001,687

Rich Preece	20,678	430	76,452	822,624

Shrisha Radhakrishna	—	—	270,005	2,401,122

Nicole Miller	—	—	145,832	1,289,137

(1) For RSUs, the value realized on vesting is determined by multiplying the number of RSUs that vested by the per-share closing price of our common stock on the vesting date. For stock options, the value realized upon exercise is the difference between the per-share closing price of the underlying common stock on the exercise date less the exercise price of each stock option exercised. The values reported do not represent the actual cash value realized by the named individual upon the vesting of RSUs or exercise of stock options, as applicable, to the extent such individual did not immediately sell the shares upon such vesting or exercise.

Executive Employment Agreements

Below are descriptions of the material terms of our employment agreements with each of our named executive officers. Each of our named executive officers has executed our standard form of confidential information and employee invention assignment agreement.

Agreement with Jeffrey Stibel

We entered into an employment agreement with Jeff Stibel, our Chief Executive Officer, in connection with his appointment as our Chief Executive Officer in July 2024. The agreement has no specific term and provides that Mr. Stibel is an at-will employee. Pursuant to the terms of the agreement, Mr. Stibel (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus equal to 100% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive RSUs and PSUs upon his appointment as Chief Executive Officer and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Dan Wernikoff

We entered into an amended and restated employment agreement with Dan Wernikoff, our former Chief Executive Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Wernikoff’s employment agreement in April 2022. The agreement, as amended, had no specific term and provided that Mr. Wernikoff was an at-will employee. Pursuant to the terms of the agreement, Mr. Wernikoff (a) was entitled to an annual base salary (as set forth above), (b) was eligible for a target annual performance bonus equal to 100% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive RSUs and stock options effective upon the completion of our IPO (the “IPO Grants”) and (d) was eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provided for certain amendments to Mr. Wernikoff’s options so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.” Mr. Wernikoff ceased to be employed by the Company as of July 9, 2024.

Agreement with Noel Watson

We entered into an amended and restated employment agreement with Noel Watson, our Chief Financial Officer and Chief Operating Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Watson’s employment agreement in March 2022. The agreement has no specific term and provides that Mr. Watson is an at-will employee. Pursuant to the terms of the agreement, Mr. Watson (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the

LegalZoom.com, Inc. 2025 PROXY STATEMENT	41

agreement provides for certain amendments to Mr. Watson’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Rich Preece

We entered into an amended and restated employment agreement with Rich Preece, our former Chief Operating Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Preece’s employment agreement in October 2021 and March 2022. The agreement, as amended, had no specific term and provided that Mr. Preece was an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Preece (a) was entitled to an annual base salary (as set forth above), (b) was eligible for a target annual performance bonus, equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) was eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provided for certain amendments to Mr. Preece’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.” Mr. Preece ceased to be employed by the Company as of March 31, 2024.

Agreement with Shrisha Radhakrishna

We entered into an amended and restated employment agreement with Shrisha Radhakrishna, our former Chief Technology Officer and Chief Product Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Radhakrishna’s employment agreement in October 2021 and March 2022. The agreement, as amended, had no specific term and provided that Mr. Radhakrishna was an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Radhakrishna (a) was entitled to an annual base salary (as set forth above), (b) was eligible for a target annual performance bonus equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) was eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provided for certain amendments to Mr. Radhakrishna’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.” Mr. Radhakrishna ceased to be employed by the Company as of November 4, 2024.

Agreement with Nicole Miller

We entered into an amended and restated employment agreement with Nicole Miller, our Chief Legal Officer and Secretary, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Ms. Miller’s employment agreement in December 2024. The agreement has no specific term and provides that Ms. Miller is an at-will employee. Pursuant to the terms of the agreement, Ms. Miller (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of her annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Ms. Miller’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Potential Payments and Benefits Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary or other cash compensation and accrued unused vacation pay, if applicable. Our named executive officers are also eligible for the following severance benefits subject to their timely execution and non-revocation of a release of claims in our favor.

Severance Benefits Outside of the Change in Control Period

Pursuant to the terms of the employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or disability) or by the named executive officer for “good reason”, in either case outside of the 24-month period following a “change in control” (each term as defined in the named executive officer’s employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 12 months; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months; (iii) immediate vesting acceleration of the named executive officer’s options, if any, that were granted to the named executive officer before the effectiveness of the named executive officer’s

42	2025 PROXY STATEMENT LegalZoom.com, Inc.

employment agreement (the “Pre-Existing Option Grants”) to the extent outstanding and unvested as of the named executive officer’s employment termination date, in each case as to the number of shares subject to such award that otherwise would have vested had the named executive officer remained employed by us through the 12-month anniversary of the employment termination date; (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and stock option awards granted upon the completion of our IPO (the “IPO Option Grants”) and after the completion of our IPO (the “Post-IPO Grants”), if any, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of (or, for the IPO Option Grant and Post-IPO Option Grants, 90 days following) the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control; and (v) solely with respect to Mr. Stibel, the RSUs granted to Mr. Stibel in connection with his appointment as Chief Executive Officer and any of the Sign-On PSUs that have met the requisite performance hurdle(s) and that are subject only to time-based vesting, in each case that are held by Mr. Stibel as of the date of his qualifying termination that would have become vested within the twelve month period following such termination had he remained employed will become fully vested upon such qualifying termination.

In addition, pursuant to the terms of each of Mr. Wernikoff’s and Mr. Stibel’s respective employment agreement, if, following the end of the year in which Mr. Wernikoff’s or Mr. Stibel’s termination of employment occurred, as applicable, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Wernikoff or Mr. Stibel will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on such individual’s respective employment termination date. Mr. Wernikoff ceased to be an executive officer on July 9, 2024 and, subsequent to the end of 2024, the Company awarded Mr. Wernikoff a prorated annual cash bonus for 2024 consistent with the foregoing terms of his employment agreement. See “Compensation Discussion & Analysis—Material Elements of Compensation—Annual Bonus Plan” above for additional information.

Further, with respect to the 2025 PSUs granted to our named executive officers, if a named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason, any of the 2025 PSUs that have met the requisite stock price goal(s) and that are subject only to time-based vesting, shall accelerate and become immediately vested and non-forfeitable.

Severance Benefits Within the Change in Control Period

Pursuant to the terms of the employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without cause (excluding by reason of death or disability) or by the named executive officer for good reason, in either case within the Change in Control Period, then the named executive officer will be eligible to receive the following severance benefits: (i) a lump sum cash payment equal to the sum of (a) 12 months (or 18 months in the case of Mr. Wernikoff or Mr. Stibel) of the named executive officer’s then-current annual base salary, plus (b) a cash payment equal to 100% (or 150% in the case of Mr. Wernikoff or Mr. Stibel) of the amount of the named executive officer’s then-current target annual performance bonus, plus (c) solely with respect to Mr. Stibel, any earned and unpaid performance bonus for the calendar year ending prior to his termination; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months (or 18 months in the case of Mr. Wernikoff or Mr. Stibel); (iii) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants, Post-IPO Option Grants and RSUs, if any; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants, IPO Option Grant and Post-IPO Option Grants, if any, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

With respect to the 2025 PSUs, if, during the performance period of the 2025 PSUs, a change in control (as defined in each named executive officer’s employment agreement) occurs, then the performance period will be shortened such that the performance period will end as of the date of the change in control and, to the extent any of the stock price goals are achieved based on the value of the per-share consideration to be received by the Company’s stockholders in connection with the change in control, such stock price goal(s) will be deemed achieved, as determined by the Compensation Committee in its sole discretion and the applicable shares of common stock subject to the 2025 PSUs as a result of such stock price goal(s) being achieved will vest immediately as of the date of the change in control.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	43

Severance Benefits in the Event of Termination Due to Death or Disability

Named Executive Officers (excluding Mr. Stibel)

Pursuant to the terms of the employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment with us terminates due to death or “disability” (as defined in the named executive officer’s employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants, Post-IPO Option Grants and RSUs, if any; and (ii) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants, IPO Option Grant and Post-IPO Option Grants, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (i) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date (or 18 months for the IPO Option Grant and Post-IPO Option Grants in the event of death), and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

Mr. Stibel

Pursuant to the terms of Mr. Stibel’s employment agreement, if Mr. Stibel’s employment with us terminates due to death or “disability” (as defined in Mr. Stibel’s employment agreement), he will be eligible receive the following severance benefits: (i) if, following the end of the year in which Mr. Stibel’s termination of employment occurred, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Stibel will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on Mr. Stibel’s employment termination date, and (ii) any earned and unpaid performance bonus for the calendar year ending prior to the date of such termination.

In addition, with respect to the Sign-On PSUs granted to Mr. Stibel, any such Sign-On PSUs that have met the requisite stock price goal(s) and that are subject only to time-based vesting as of the date of his termination of employment due to his death or “disability” (as defined in Mr. Stibel’s employment agreement) will become fully vested upon such qualifying termination.

2025 PSUs

With respect to the 2025 PSUs granted to our named executive officers, if a named executive officer’s employment is terminated by reason of the named executive officer’s death or “disability” (as defined in the named executive officer’s employment agreement), any of the 2025 PSUs that have met the requisite stock price goal(s) and that are subject only to time-based vesting, shall accelerate and become immediately vested and non-forfeitable.

44	2025 PROXY STATEMENT LegalZoom.com, Inc.

Benefits Payable Upon Termination or Change in Control Occurring on December 31, 2024

The following table provides information concerning the potential termination or change in control payments that would have been made to each named executive officer who remained employed with us as of December 31, 2024 under the circumstances described above, provided that in the case of Mr. Wernikoff, Mr. Preece and Mr. Radhakrishna, the amounts presented are the severance payments actually made to such individuals pursuant to the terms of their employment agreements. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the named executive officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2024. In the following table, we use the term “qualifying termination” to refer to termination by us without cause or by the executive for good reason.

	Cash Severance ($)	Equity Acceleration Value ($)(1)	Health Benefits ($)	Total ($)
Jeffrey Stibel
Qualifying Termination(2)	1,150,000	1,004,523	33,586	2,188,109
Qualifying Termination in Connection with Change in Control(3)	1,650,000	14,358,767	50,380	16,059,147
Death or Disability	550,000	8,331,639	—	—
Dan Wernikoff
Qualifying Termination(2)	862,692	—	35,131	897,823
Qualifying Termination in Connection with Change in Control(3)	—	—	—	—
Death or Disability	—	—	—	—
Noel Watson
Qualifying Termination(2)	500,000	—	35,553	535,553
Qualifying Termination in Connection with Change in Control(3)	875,000	10,349,313	35,553	11,259,866
Death or Disability	—	8,148,230	—	8,148,230
Rich Preece
Qualifying Termination(2)	450,000	—	—	450,000
Qualifying Termination in Connection with Change in Control(3)	—	—	—	—
Death or Disability	—	—	—	—
Shrisha Radhakrishna
Qualifying Termination	—	—	—	—
Qualifying Termination in Connection with Change in Control	—	—	—	—
Death or Disability	—	—	—	—
Nicole Miller
Qualifying Termination(2)	450,000	—	—	450,000
Qualifying Termination in Connection with Change in Control(3)	787,500	6,580,810	—	7,368,310
Death or Disability	—	5,354,224	—	5,354,224

(1)

The equity acceleration value for each named executive officer is based upon the closing price of our common stock of $7.51 on December 31, 2024, which was the last trading day in 2024. For RSUs, the amounts included in equity acceleration value were determined by multiplying $7.51 by the number of unvested RSUs that would accelerate. For options, the amounts included in equity acceleration value were based on the difference between $7.51 and the exercise price of such options (or zero if the difference is negative) multiplied by the number of unvested stock options that would accelerate. For the 2024 PSUs, the amounts included in the equity acceleration value were determined by multiplying $7.51 by the target number of PSUs that would accelerate in the event of a qualifying termination in connection with a change in control.

(2)

For Mr. Stibel, represents 12 months of base salary plus Mr. Stibel’s annual incentive bonus for 2024 assuming performance at 150% of the target level ($757,000). For Mr. Wernikoff, represents 12 months of base salary plus Mr. Wernikoff’s annual incentive bonus payout for 2024 assuming performance at the target level ($287,692). For Messrs. Watson, Preece and Ms. Miller, represents 12 months of base salary.

(3)

For Mr. Stibel, cash severance represents 18 months of base salary plus 150% of Mr. Stibel’s annual incentive bonus for 2024 assuming performance at the target level ($825,000). For Mr. Watson and Ms. Miller, cash severance represents 12 months of base salary plus the annual incentive bonus for 2024 assuming performance at the target level ($375,000 for Mr. Watson and $337,500 for Ms. Miller).

LegalZoom.com, Inc. 2025 PROXY STATEMENT	45

CEO Pay Ratio

Our CEO to median employee pay ratio for 2025 is 498:1. The total 2024 compensation of our current Chief Executive Officer, Mr. Stibel, was $61,507,589 and total 2024 compensation of our median employee was $123,299 based on the methodology presented in the Summary Compensation Table. For 2024, the CEO pay ratio includes the value of the one-time Sign-On PSUs granted to Mr. Stibel in connection with his appointment as CEO, which had an accounting grant date fair value of $26,147,883. Excluding the grant date fair value of the one-time Sign-On PSUs would reduce the CEO pay ratio for 2024 to 287:1.

In selecting the median employee under SEC rules, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and our Chief Executive Officer to median employee pay ratio may not be directly comparable to similar disclosure by other reporting companies.

As permitted under SEC rules, we are using an employee whose compensation is substantially similar to our 2023 median employee for purposes of our 2024 CEO pay ratio, as the original identified median employee is no longer employed by us and there were no changes to our employee population and compensation in 2024 that would have significantly impacted our pay ratio disclosure.

To calculate Mr. Stibel’s compensation for the purpose of the foregoing pay ratio disclosure, we annualized the salary he earned in 2024 following his appointment as Chief Executive Officer in July 2024. We did not annualize the value of the RSU and PSU awards granted to Mr. Stibel in 2024 as the values of such awards were not impacted by his period of service as Chief Executive Officer during 2024. As a result, the amount reported above differs from his compensation as reported above for 2024 in “Executive Compensation Tables—Summary Compensation Table,” consistent with the applicable SEC rules.

Methodology Used to Identify Median Employee

In 2023, we identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 31, 2023 (the “employee population determination date”). We considered all individuals, excluding our then-current CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the U.S. or outside of the U.S., or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.

Compensation for purposes of identifying the median employee included the following: (i) target annual base salaries in effect as of December 31, 2023; (ii) actual cash bonus compensation earned between January 1, 2023 and December 31, 2023; and (iii) the target value of equity awards granted between January 1, 2023 and December 31, 2023, which reflects all new hire and “refresh” equity awards granted in 2023 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation into U.S. dollars using foreign exchange rates in effect as of December 31, 2023 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the U.S. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all of the primary compensation components for our worldwide workforce and capturing a full year of each of those primary compensation components.

After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the “Executive Compensation Tables—Summary Compensation Table.”

46	2025 PROXY STATEMENT LegalZoom.com, Inc.

Pay-Versus-Performance
The following table sets forth information concerning the compensation of our PEO(s) and the other named executive officers for each of the fiscal years ended December 31, 2024, 2023 and 2022 and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO – Wernikoff ($) (1)	Summary Compensation Table Total for PEO – Stibel ($) (1)	Compensation Actually Paid to PEO – Wernikoff ($) (2)	Compensation Actually Paid to PEO – Stibel ($) (2)	Average Summary Compensation Table Total For Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($) (4)	Adjusted EBITDA ($) (5)
							Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)

2024	12,441,053	61,184,704	(12,431,614)	43,778,341	11,781,128	2,715,864	19.84	92.64	29,962,519	148,113,727

2023	15,952,976	—	20,239,579	—	6,480,194	8,875,106	29.85	71.27	13,953,160	118,691,151

2022	10,398,594	—	(10,419,083)	—	5,676,307	(2,068,778)	20.45	44.15	(48,733,016)	63,704,963

(1)
For the fiscal years ended December 31, 2024, 2023 and 2022, our PEO and remaining non-PEO
named executive officers were as set forth below. For 2024, Mr. Wernikoff served as PEO from January 1, 2024 to July 9, 2024 and Mr. Stibel served as PEO from July 9, 2024 to December 31, 2024.

Year	PEOs	Non-PEO Named Executive Officers

2024	Mr. Stibel and Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller

2023	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller

2022	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller

(2)
The following table reflects the adjustments used to calculate compensation actually paid from the summary compensation table amounts for 2024. The summary compensation table amounts and the compensation actually paid amounts do not reflect the actual amount of compensation earned by or paid to our executive officers during the applicable year, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act. For information regarding the decisions made by our Compensation Committee in regards to our executive officers’ compensation for 2024, see the “
Compensation Discussion and Analysis
” section above.

	2024
	PEO - Wernikoff	PEO - Stibel	Average for Non- PEO Named Executive Officers

Total Reported in Summary Compensation Table	12,441,053	61,184,704	11,781,128
(Minus): Reported SCT Value of Equity Awards (a)	(11,237,638)	(60,700,819)	(11,126,042)
Plus/(Minus): Equity Award Adjustments (b)	(13,635,029)	43,294,455	2,060,778

Compensation Actually Paid	(12,431,614)	43,778,341	2,715,864

(a)	The amounts included in this column are the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable year.

(b)
The equity award adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation
S-K.
The amounts deducted or added in calculating the equity award adjustments are provided in the table below:

	Year End Fair Value of Outstanding and Unvested Awards Granted in the Year	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested During the Year	Fair Value as of Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Total Equity Award Adjustments

PEO - Wernikoff	—	—	216,989	(178,808)	(13,673,210)	(13,635,029)

PEO - Stibel	43,035,972	—	258,483	—	—	43,294,455

Non-PEO	6,595,039	(701,759)	214,926	(594,252)	(3,453,176)	2,060,778

(3)
Peer group total shareholder return reflects the Company’s peer group (Nasdaq CTA Internet Index) as reflected in our Annual Report on Form
10-K
for the year ended December 31, 2024 and filed with the SEC on February 26, 2025. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on June 29, 2021, the date of our IPO.

(4)	Represents net income (loss) reported in our audited financial statements for the applicable year.

(5)
The Company’s most important financial performance measure is Adjusted EBITDA, a non-GAAP
measure. Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	47

Pay-Versus-Performance
Relationship
Descriptions
We chose Adjusted EBITDA as our Company Selected Measure for evaluating
Pay-versus-Performance
because it is one of the key metrics used in our annual bonus plan and was also the primary metric for measuring achievement under the 2024 PSUs. See above under “
Compensation Discussion and Analysis—Material Elements of Compensation
.”
It is important to note that the compensation actually paid amounts reflected in the table above and in the graphs below do not necessarily reflect the actual value that an executive will receive in the stated fiscal year as such value will depend on a variety of factors. For example, the value of PSUs that an executive officer will receive will ultimately depend on the stock price at the time of vesting along with the financial performance metrics achieved during the performance period and, therefore, remain at risk of forfeiture or reduction until the time of vesting.
The following graph reflects the relationship between the compensation actually paid or earned by our named executive officers and (i) the Company’s cumulative total stockholder return and (ii) the cumulative total stockholder return of the Nasdaq CTA Internet index (as disclosed above), in each case, assuming an initial fixed investment of $100 on June 30, 2021, the date of our IPO.

The following graph compares the compensation actually paid to our PEOs, the average compensation actually paid to our non-PEO
named executive officers and net income (loss):

48	2025 PROXY STATEMENT LegalZoom.com, Inc.

The following graph compares the compensation actually paid to our PEOs, the average compensation actually paid to our non-PEO
named executive officers and Adjusted EBITDA:

Tabular List of Financial Performance Measures
The following table presents the financial and
non-financial
measures that, in our assessment, represent the most important financial measures used by the Company to link compensation actually paid to our named executive officers to Company performance in 2024. Adjusted EBITDA and revenue, each a financial performance measure, are each used for purposes of determining cash payouts under the Company’s annual bonus plan, as well as achievement of the 2024 PSUs. Adjusted EBITDA and revenue are the only financial performance measures we used to link compensation actually paid to our named executive officers to Company performance in 2024. See above under “
Compensation Discussion and Analysis—Material Elements of Compensation
.” Over time we have considered different performance measures to be the most important, and we would expect them to change in the future as well.

Most Important Performance Measures
Adjusted EBITDA Revenue
All information provided above under the
“Pay-Versus-Performance”
heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	49

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2024. As of such date, we had outstanding awards under three equity compensation plans: our 2016 Plan, our 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise/vesting of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	44,814,601	$10.46	19,687,057
Equity compensation plans not approved by security holders	—	—	—
Total	44,814,601	$10.46	19,687,057

(a)

Consists of 12,731,069 shares issuable upon the vesting of outstanding RSUs, 18,134,610 shares issuable upon the vesting of PSUs (assuming such PSUs are earned at the maximum amounts) and 13,948,249 shares issuable upon the exercise of stock options.

(b)	Excludes RSU and PSU awards, which do not have an exercise price.
(c)

Includes 8,242,115 shares available for grant under the 2021 Plan and 11,444,942 shares available for grant under the ESPP, including shares subject to purchase during the purchase period in effect as of December 31, 2024. Excludes 8,680,965 shares that were added to the 2021 Plan on January 1, 2025 pursuant to the evergreen provision thereunder that provides for automatic annual increases on January 1 of each year until January 1, 2031 equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board). As of December 31, 2024, there were no shares available for future grants under the 2016 Plan.

50	2025 PROXY STATEMENT LegalZoom.com, Inc.

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

PricewaterhouseCoopers LLP (“PwC”) has served as the Company’s independent registered public accounting firm since 2006 when the Company was privately held and has continued to serve as such since the Company’s IPO in June 2021. Our Audit Committee has re-appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The members of the Audit Committee believe that the continued retention of PwC would be beneficial for the Company. However, the Board and the Audit Committee value the opinion of our stockholders and consider the appointment of the Company’s independent registered public accounting firm to be an important matter of stockholder concern. As such, the appointment of PwC is being submitted to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify this appointment, the Audit Committee will consider the outcome of the vote in determining whether to retain PwC for the year ending December 31, 2025. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

One or more representatives of PwC are expected to be present at the Annual Meeting virtually, be available to respond to appropriate questions and will have an opportunity to make a statement, if desired.

Principal Accountant Fees and Services

The following is a summary of the aggregate fees billed to us by PwC for the years ended December 31, 2024 and December 31, 2023:

Fees (in thousands)	2024	2023

Audit Fees(1)	$ 3,431	$3,680

Audit-Related Fees	—	—

Tax Fees(2)	897	691

All Other Fees(3)	2	7

Total	$ 4,330	$4,377

(1) Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements, including fees billed in connection with our filing of a registration statement on Form S-3 and related secondary equity offerings in 2023.

(2) Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.

(3) All Other Fees relate to license fees for accounting research and disclosure checklist software.

Pre-Approval of Audit and Permissible Non-Audit Services Policy

The Audit Committee charter provides that the Audit Committee shall approve all audit and permissible non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. All of the services and fees identified in the table above were approved in accordance with SEC and PCAOB requirements pursuant to the pre-approval policy described in this paragraph.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	51

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Our Board unanimously recommends a vote “FOR” ratification of the appointment of PwC as our independent registered public accounting firm.

52	2025 PROXY STATEMENT LegalZoom.com, Inc.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the current listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PwC, and has discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from PwC, as required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon such review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

John Murphy, Chair

Nathan Gooden

Elizabeth Hamren

Neil Tolaney

The foregoing report of the Audit Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	53

Proposal 3:

Advisory Vote on Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders APPROVE, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables, and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

This vote is advisory and not binding on us or our Board of Directors. However, our Board of Directors values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

At our 2023 annual meeting of stockholders, our stockholders indicated, by a non-binding advisory vote (a “say-on-frequency” vote), that they agreed with our Board’s recommendation that we solicit a say-on-pay vote every year

Vote Required

Under our Bylaws, this proposal regarding an advisory vote on the compensation of our named executive officers requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3.

Our Board unanimously recommends a vote, on an advisory basis, “FOR” the compensation of our named executive officers.

54	2025 PROXY STATEMENT LegalZoom.com, Inc.

Certain Relationships and Related Party Transactions

Related Person Transactions

The following includes a summary of transactions since January 1, 2024 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Other than as described below under this section, since January 1, 2024, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s length transactions.

Investors’ Rights Agreement

We previously entered into an investors’ rights agreement containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to this agreement are the TCV entities and entities affiliated with Francisco Partners. This agreement terminated upon the closing of the IPO, except for the registration rights granted under the agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding common stock and such holder can sell its shares under Rule 144 of the Securities Act.

Employment Relationship

Jeff Stibel’s brother, Aaron Stibel, has been employed as our Chief Revenue Officer since July 2024. In such role, Mr. Aaron Stibel earned compensation in excess of $120,000 in 2024, and received retirement, health and wellness benefits, all on comparable terms as those provided for other members of the Company’s senior leadership team.

Policies and Procedures for Related Person Transactions

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, a “Related Person Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships in which the Company and any Related Person, directly or indirectly, are, were or will be participants and in which the amount involved exceeds $120,000. The Audit Committee (or such other committee of the Board as may be designated by the Board of Directors) will review the material facts of all Related Person Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Audit Committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the Related Person Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified as soon as reasonably practicable.

All of the transactions described in this section were entered into prior to the adoption of this amended policy. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors considered this information when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	55

Beneficial Ownership of Securities

The following table sets forth information as of April 10, 2025 (or as of the date otherwise indicated below) regarding beneficial ownership by: each person known to us to beneficially own more than 5% of any class of our outstanding common stock; our directors and director nominees; each of our named executive officers (as listed in the Summary Compensation Table above); and all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 9, 2025 (60 days after April 10, 2025) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The number of shares of common stock and percentage of beneficial ownership set forth below is computed on the basis of 181,184,393 shares of our common stock issued and outstanding as of April 10, 2025.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Beneficial Ownership (%)

5% Stockholders

Entities affiliated with Francisco Partners(1)	28,625,744	15.8

Entities affiliated with TCV(2)	16,396,313	9.0

The Vanguard Group(3)	19,369,455	10.7

BlackRock, Inc.(4)	10,202,875	5.6

Named Executive Officers and Directors

Jeffrey Stibel(5)	6,899,434	3.8

Dan Wernikoff(6)	5,305,562	*

Nicole Miller(7)	1,805,796	*

Rich Preece(8)	172,872	*

Shrisha Radhakrishna(9)	361,512	*

Noel Watson(10)	1,988,032	*

Nathan Gooden(11)	15,933	*

Elizabeth Hamren(12)	67,249	*

John Murphy(13)	64,033	*

Neil Tolaney	40,000	*

Sivan Whiteley(14)	73,549	*

All current executive officers and directors as a group (8 persons)(15)	10,954,026	5.9

*	Represents beneficial ownership of less than 1%.

(1)

The number of shares of our common stock beneficially owned by entities affiliated with Francisco Partners is based on the Schedule 13G filed by Francisco Partners with the SEC on February 14, 2022 (the “Francisco Partners 13G”). 23,854,788 shares of common stock are held by FPLZ I, L.P. and (ii) 4,770,956 shares of common stock are held by FPLZ II, L.P. Francisco Partners GP V, L.P. (the “GP”) is the general partner of each of FPLZ I and FPLZ II, and Francisco Partners GP V Management, LLC (the “UGP”) is the general partner of the GP. Francisco Partners Management, L.P. (“FPM LP”) serves as the investment manager for each of FPLZ I and FPLZ II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the Common Shares held, but each disclaims beneficial ownership. Dipanjan Deb, David Golob, Ezra Perlman, Keith Geeslin, and Megan Karlen are members of FPM LP’s investment committee and share voting and dispositive power over the shares held by FPLZ I, L.P. and FPLZ II, L.P. As a result, the members of FPM LP’s investment committee may be deemed to have or share beneficial ownership of the shares held, but each member of the investment committee disclaims beneficial ownership of such shares. According to the Francisco Partners 13G, (i) the address for these entities is One Letterman Drive, Building C—Suite 410, San Francisco, CA 94129 and (ii) FPLZ I has shared voting and dispositive power with respect to 23,854,788 shares. FPLZ II has shared voting and dispositive power over 4,770,956 shares; and each of FPM LP, the UGP and the GP has shared voting and dispositive power over 28,625,744 shares.

56	2025 PROXY STATEMENT LegalZoom.com, Inc.

(2)

The number of shares of our common stock beneficially owned by entities affiliated with TCV is (i) 11,604,930 shares of common stock are held by TCV IX, L.P. (“TCV IX”); (ii) 1,714,832 shares of common stock are held by TCV IX (A), L.P. (“TCV IX (A)”); (iii) 619,789 shares of common stock are held by TCV IX (B), L.P. (“TCV IX (B)”); (iv) 897,108 shares of common stock are held by TCV Member Fund, L.P. (“Member Fund”); and (v) 1,559,654 shares of common stock are held by TCV IX (A) Opportunities, L.P. (“TCV IX (A) Opportunities” and together with TCV IX, TCV IX (A), TCV IX (B) and Member Fund, the “TCV Entities”). Technology Crossover Management IX, Ltd. (“Management IX”) is a general partner of Member Fund. Technology Crossover Management IX, L.P. (“TCM IX”) is the sole general partner of each of TCV IX, TCV IX (A) and TCV IX (B) and a general partner of TCV IX (A) Opportunities, L.P. (“Opportunities LP”). The general partner of TCM IX is Management IX. Management IX may be deemed to have the sole voting and dispositive power over the shares held the TCV Entities but disclaims such beneficial ownership of such shares except to the extent of its pecuniary interest therein. The address of the entities is 250 Middlefield Road, Menlo Park, CA 94025.

(3)

The number of shares of our common stock beneficially owned by The Vanguard Group. (“Vanguard”) is based on the Schedule 13G filed by Vanguard with the SEC on September 10, 2024 (the “Vanguard 13G”). According to the Vanguard 13G, Vanguard has shared voting power over 250,533 shares, sole dispositive power over 18,983,442 shares and shared dispositive power over 386,013 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

The number of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) is based on the Schedule 13G filed by BlackRock with the SEC on November 8, 2024 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock has sole voting power over 10,063,059 shares and sole dispositive power over 10,202,875 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)

Includes (i) 152,575 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025; (ii) 13,584 shares held by Bryant Stibel Fund I LLC; (iii) 294,326 shares held by the Escondido Children’s Trust; (iv) 537,779 shares held by Travron Trust; (v) 2,807,719 shares held by CES 2020 Trust and (vi) 2,807,719 shares held by JMS 2020 Trust. Mr. Stibel is the manager of Carbon Investments, LLC, which is a co-manager of Bryant Stibel Fund I LLC, and may be deemed to beneficially own the shares held by Bryant Stibel Fund I LLC. Mr. Stibel disclaims beneficial ownership of securities held by Escondido Children’s Trust, Travron Trust, and CES 2020 Trust, except to the extent of his pecuniary interest therein.

(6)

Mr. Wernikoff ceased to serve as an executive officer of the Company as of July 9, 2024. The information reported in the table above is based on the last ownership filings made by Mr. Wernikoff and current ownership records available to the Company in connection with its equity incentive plans. Based on this information, the amount reported above includes 5,305,562 shares subject to options that are currently exercisable.

(7)

Includes 65,048 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025 and 1,640,430 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 10, 2025.

(8)

Mr. Preece ceased to serve as an executive officer of the Company as of March 31, 2024. The information reported in the table above is based on the last ownership filings made by Mr. Preece and current ownership records available to the Company in connection with its equity incentive plans.

(9)

Mr. Radhakrishna ceased to serve as an executive officer of the Company as of November 4, 2024. The information reported in the table above is based on the last ownership filings made by Mr. Radhakrishna and current ownership records available to the Company in connection with its equity incentive plans.

(10)

Includes 110,690 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025 and 1,527,616 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 10, 2025.

(11)	Includes 14,255 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025.
(12)	Includes 21,080 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025.
(13)	Includes 21,080 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025.
(14)	Includes 21,080 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025.
(15)

Includes 405,808 shares issuable upon the vesting of RSUs within 60 days of April 10, 2025 and 3,168,046 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 10, 2025.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	57

 Questions & Answers About the Annual Meeting

Why am I receiving these materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2024 Annual Report on Form 10-K, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•

Proposal 1: To elect the two director nominees named in the Proxy Statement as Class I directors of the Company to serve for a three-year term and until their respective successors have been duly elected and qualified, or until his earlier death, resignation, removal, retirement or disqualification.

•	Proposal 2: To ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

•	Proposal 3: To conduct an advisory vote on the compensation of the Company’s named executive officers.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

•

“FOR” each of the two director nominees named in the Proxy Statement as Class I directors of the Company to serve for a three-year term and until their respective successors have been duly elected and qualified, or until his earlier death, resignation, removal, retirement or disqualification.

•	“FOR” ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

•	“FOR” the compensation of the Company’s named executive officers.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on April 10, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 181,184,393 shares of common stock were outstanding.

How can I participate at the Annual Meeting?

We are holding the Annual Meeting virtually via live audio webcast. Stockholders may participate in the Annual Meeting by visiting www.proxydocs.com/LZ. To participate in the Annual Meeting, you will need the control number provided on your Notice, or on your proxy card or voting instruction form that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process. The Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Pacific Time. See “Virtual Annual Meeting” for additional information.

58	2025 PROXY STATEMENT LegalZoom.com, Inc.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the virtual Annual Meeting.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote at the Virtual Annual Meeting. If you plan to vote at the virtual Annual Meeting, you will be given the opportunity to do so. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote virtually at the Annual Meeting, you may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Please visit www.proxydocs.com/LZ for additional information.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts. In addition, we also may engage a proxy solicitation firm to assist with the solicitation of proxies, although we have not yet determined to do so, and we expect that if we do engage a proxy solicitation firm that the additional cost to be borne by us will be approximately $20,000.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 9:00 a.m. Pacific Time on June 3, 2025 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by:

•

delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (any change to your proxy that is provided by telephone or the Internet must be submitted by 9:00 a.m. Pacific Time on June 3, 2025);

•

delivering a written notice of revocation to Company’s Chief Legal Officer at LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 prior to the voting of the proxy at the Annual Meeting; or

•	by voting at the Annual Meeting. Simply attending the virtual Annual Meeting will not revoke your proxy.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	59

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the two Class I director nominees (Proposal 1), “FOR” ratification of the appointment of PwC (Proposal 2) and “FOR” the compensation of the Company’s named executive officers (Proposal 3).

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 (the ratification of the appointment of PwC as our independent registered public accounting firm) is considered routine under applicable rules of the New York Stock Exchange, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

The presence, in person, by remote communication, or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares “present” at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. As a result, the two nominees who receive the highest number of shares voted “For” their election will be elected. Stockholders may vote “For” or “Withhold” their vote from one or more of the director nominees. “Withhold” votes and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers. Approval of the compensation of our named executive officers requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3. The vote on Proposal 3 is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board of Directors values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

60	2025 PROXY STATEMENT LegalZoom.com, Inc.

Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted through a live audio webcast at www.proxydocs.com/LZ, which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Benefits of a Virtual Annual Meeting

•

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

•

We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Attendance at the Virtual Annual Meeting

•	All stockholders of our common stock as of the Record Date may attend the Annual Meeting at www.proxydocs.com/LZ and vote their shares or ask questions during the Annual Meeting.

•	To attend and participate in the Annual Meeting by voting or asking questions, you will need the control number included on your proxy card, voting instruction form or Notice, as applicable.

•

If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.

•

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 8:45 a.m., Pacific Time, and the Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online login.

•

We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted in the Annual Meeting portal.

•	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Questions at the Virtual Annual Meeting

•

Stockholders will have the opportunity to submit questions beginning at 8:45 a.m. Pacific Time on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Questions will be limited to one per stockholder unless time otherwise permits.

•

Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual annual meeting platform.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	61

Submission of Stockholder Proposals and

Nominations of Directors and Other Business

Proposals to be Included in Proxy Materials

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2026 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 no later than the close of business on December 23, 2025. However, if the date of the 2026 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2024 annual meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2026 annual meeting.

Nominations or Proposals Not Included in Proxy Materials

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at our 2026 annual meeting of stockholders (but not for inclusion in the proxy statement relating to such meeting). Notice of a nomination or other proposal of business must be delivered to the Company by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2026 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on February 3, 2026 and no later than the close of business on March 5, 2026. Nominations and proposals also must satisfy other requirements set forth in the bylaws.

For purposes of these proposals, “close of business” shall mean 6:00 p.m. Pacific Time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2026. If we change the date of our 2026 annual meeting of stockholders to a date that is before May 4, 2026, or after July 3, 2026, the written notice must be received by the later of the 60th day prior to our 2026 annual meeting of stockholders, or the 10th day following the day on which we publicly announce the date of our 2026 annual meeting of stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

62	2025 PROXY STATEMENT LegalZoom.com, Inc.

Important Additional Information

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice or this Proxy Statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 or by telephone at (323) 962-8600 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements. Any requests for copies of information, reports or other filings with the SEC should be directed to our Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041. The Annual Report and this proxy statement are also available online at https://investors.legalzoom.com.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	63

Appendix A – Non-GAAP Reconciliations

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net income adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:

•	may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and

•	does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Twelve Months Ended December 31,
	2024	2023
	(in thousands, except percentages)

Net income	$29,963	$13,953

Interest expense	446	493

Interest income	(7,850)	(9,307)

Provision for income taxes	13,120	17,541

Depreciation and amortization	34,927	25,383

Other income, net	(98)	(1,621)

Stock-based compensation	71,510	66,015

Restructuring costs(1)	6,096	4,666

Certain non-recurring expenses(2)	—	1,568

Adjusted EBITDA	$148,114	$118,691

Net income margin	4%	2%

Adjusted EBITDA margin	22%	18%

(1) For 2024, restructuring costs related to the reduction of our global workforce. For 2023, restructuring costs related to the reduction of our U.S. and U.K. headcount. Restructuring expenses include salary and benefits for the impacted employees.

(2) Certain non-recurring expenses included costs incurred by us in conjunction with secondary offerings of shares of our common stock by a selling stockholder in September 2023 and November 2023.

LegalZoom.com, Inc. 2025 PROXY STATEMENT	A-1

Free Cash Flow

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Twelve Months Ended December 31,
	2024	2023
	(in thousands)

Net cash provided by operating activities	$135,639	$124,308

Purchase of property and equipment	(35,696)	(31,593)

Free cash flow	$99,943	$92,715

A-2	2025 PROXY STATEMENT LegalZoom.com, Inc.

LEGALZOOM Your vote matters! C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. LegalZoom.com, Inc. Internet: www.proxypush.com/LZ Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 10, 2025 Tuesday, June 3, 2025 9:00 AM, Pacific Time Phone: 1-866-506-4620 Annual meeting to be held via the internet - please visit www.proxydocs.com/LZ for more details. Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 3, 2025. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey Stibel and Nicole Miller (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of LegalZoom.com, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

LEGALZOOM LegalZoom.com, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Nathan Gooden FOR 1.02 Neil Tolaney FOR FOR AGAINST ABSTAIN 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent FOR registered public accounting firm for the year ending December 31, 2025. 3. An advisory vote on the compensation of the Company’s named executive officers. FOR 4. To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date